                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                             ATHANOR RESOURCES INC.,

                     ATHANOR RESOURCES INC.'S STOCKHOLDERS,

                                  ATHANOR B.V.,

                              NUEVO ENERGY COMPANY,



                                       AND



                                NUEVO TEXAS INC.




                               SEPTEMBER 18, 2002

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") dated as of September 18, 2002, is entered into by and among Athanor Resources Inc., a Delaware corporation ("Company"), Athanor B.V., an entity organized under the laws of the Netherlands ("ABV"), Nuevo Energy Company, a Delaware corporation ("Acquiror" or "Parent"), Nuevo Texas, Inc., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), and each of the holders of Company Common Stock, Series A Preferred Stock, and Series B Preferred Stock named on this Agreement's signature pages (collectively, the "Stockholders") with reference to the following facts (capitalized terms used but not otherwise defined in this Agreement will have the meanings set forth in Article 8):

                                    PREAMBLE

         The respective Boards of Directors of Company, Acquiror, and Merger Sub have determined that the Company will be merged with and into Merger Sub (the "Merger") under the terms and conditions in this Agreement and have declared this Agreement and the Merger to be advisable.

         Prior to the Merger, ABV will acquire Athanor Management Services S.A., which is a corporation organized under the laws of Switzerland and a wholly-owned subsidiary of ABV ("AMS", and together with ABV and Athanor Tunisia B.V., a corporation organized under the laws of the Netherlands and a wholly owned subsidiary of ABV ("Tunisia"), the "Spun-Off Subsidiaries"),

         For federal income tax purposes, the parties intend that the Merger be treated as a taxable purchase by Parent of the stock issued by Company as Merger Sub is a transitory corporation formed for the sole and exclusive purpose of consummating the Merger.

         The parties intend that Acquiror will acquire only the Retained Business and that, before the Effective Time, the Spun-Off Subsidiaries will assume all liabilities relating to the Spun-Off Subsidiaries (other than those liabilities reflected in the Company Financial Statements).

         The parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.1 Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Merger Sub will be merged with and into Company in accordance with the Delaware General Corporation Law (the "DGCL"). At the closing of the Merger (the "Closing"), an appropriate certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL (a "Certificate of Merger") will be filed with the Delaware Secretary of State. The Merger will become effective upon that filing or later time on the Closing Date as is specified in the Certificate of Merger pursuant to the Acquiror's and Company's mutual agreement (the "Effective Time").

         1.2 Closing. The Closing will take place at 10:00 a.m., Dallas, Texas time on the date of this Agreement, at the offices of Thompson & Knight LLP, 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties (as applicable, the "Closing Date").

         1.3 Effects of the Merger. At the Effective Time: (i) Merger Sub will be merged with and into Company, the separate existence of Merger Sub will cease and Company will continue as the surviving entity (Company, as the surviving entity in the Merger, is referred to in this Agreement as the "Surviving Entity"); (ii) the Surviving Entity's Certificate of Incorporation will be the Company's Certificate of Incorporation in effect immediately before the Effective Time; and (iii) the Surviving Entity's bylaws will be the Company's bylaws as in effect immediately before the Effective Time. At the Effective Time, Company's directors and officers immediately before the Effective Time will become the Surviving Entity's directors and officers, and those directors and officers will serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Entity's Certificate of Incorporation, bylaws, and applicable Laws. The Merger will have the effects set forth in this Section 1.3 and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all rights and obligations of Merger Sub and Company will vest in the Surviving Entity and all debts and liabilities of Merger Sub and Company will become the Surviving Entity's debts and liabilities.

                                    ARTICLE 2
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
                        COMPANY; EXCHANGE OF CERTIFICATES

         2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger, and without any party's action:

                  (a) Capital Stock of Company. As set forth on Exhibit 4.2 hereof (which Exhibit is incorporated herein by reference and made a part hereof) and in accordance with the terms hereof, each Stockholder's shares of capital stock of the Company shall be converted into (i) common stock of Parent together with a right to purchase a fractional share of Parent's Series C Preferred Stock pursuant to the Rights Agreement (each share of stock and related right a "Parent Share" and collectively, the "Parent Shares") and/or
(ii) cash. Each share of Company Common Stock, Series A Preferred Stock, and Series B Preferred Stock issued and outstanding immediately before the Effective Time and held by an Accredited Investor Stockholder will be automatically converted into the right to receive 0.35683706 of a Parent Share (the "Conversion Ratio"); and (B) $11.009399445 in cash for each such share of Company Common Stock, Series A Preferred Stock, and Series B Preferred Stock. Each share of Company Common Stock issued and outstanding immediately before the Effective Time and held by a Stockholder who is not an Accredited Investor will be automatically converted into the right to receive an amount in cash of $15.10622339 for each share of Company Common Stock. The aggregate number of Parent Shares and the aggregate amount of cash to be issued to the Stockholders in the Merger are referred to as the "Merger Consideration." Schedule 4.2 lists each Stockholder's ownership of

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Company Common and Preferred Stock, and the respective Merger Consideration for each Stockholder.

         All shares of Company Common Stock, Series A Preferred Stock, and Series B Preferred Stock (each a "Converted Security" and collectively, the "Converted Securities"), when converted as provided in this Agreement, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any Converted Securities immediately before the Effective Time (each a "Company Certificate" and collectively the "Company Certificates") will cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration, to be paid in consideration therefor upon surrender of that Company Certificate in accordance with Section 2.2, without interest.

                  (b) Equity Interests in Merger Sub. All of the issued and outstanding stock of Merger Sub will cease to have any rights with respect thereto.

                  (c) Treasury Shares. All shares of capital stock that are owned by the Company as treasury stock will be cancelled and returned and will cease to exist and no consideration will be delivered in exchange therefor.

         2.2 Exchange of Company Certificates; Escrow.

                  (a) Notwithstanding any provision of this Agreement to the contrary, each Stockholder agrees that at the Closing, $3,673,654 in cash and 118,002 Parent Shares of the Merger Consideration to be received by the Stockholders, in the aggregate, will, in lieu of being issued and/or paid to the Stockholders, be deposited in an escrow account (in the aggregate, the "Escrow Fund"), pursuant to an escrow agreement to be entered into in substantially the form attached as Exhibit 2.2 to this Agreement (the "Escrow Agreement") among Acquiror, the Stockholders, and the escrow agent named therein (the "Escrow Agent").

                  (b) No fractional Parent Shares will be issued to any holder of Converted Securities in the Merger. To the extent the application of the applicable Conversion Ratio to all Converted Securities held by a Stockholder receiving Parent Shares as Merger Consideration would result in a fractional number of Parent Shares being issued to that Stockholder in the Merger, the number of Parent Shares issuable to that Stockholder in respect of all those shares in the Merger will be rounded up to the next whole number of Parent Shares.

                  (c) At the Closing, each Stockholder will surrender to Acquiror the Company Certificates owned by that Stockholder, duly endorsed in blank or accompanied by duly executed stock powers, in exchange for the applicable Merger Consideration (subject to the escrow provisions of subparagraph (a) above). As of and after the Effective Time, no holder of any Company Certificate that immediately before the Effective Time represented shares of Converted Securities will have any rights as a holder of Converted Securities other than to receive the portion of the applicable Merger Consideration issuable to that holder in the Merger.

         2.3 No Further Ownership Rights, Closing of Transfer Records. The Merger Consideration paid upon the surrender of and in exchange for Converted Securities in accordance with the terms of this Agreement will be payable in full satisfaction of all rights pertaining to those Converted Securities, and after the Effective Time there will be no further registration of transfers on the transfer books of Company of the Converted Securities that were outstanding immediately before the Effective Time.

         2.4 Additional Agreements; Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties, including providing information and making all necessary filings with Governmental Entities. If at any time after the Effective Time any further actions are necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities, and franchises of the Company and the Retained Subsidiaries, the parties will take those necessary actions.

         2.5 Restrictive Legend. (a) Each Stockholder acknowledges that each certificate evidencing Parent Shares will be issued with a conspicuously stamped or otherwise imprinted legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL (I) THE OFFERING AND SALE OR OTHER TRANSFER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR (II) THE HOLDER OF THIS SECURITY PROVIDES THE CORPORATION WITH (A) A WRITTEN OPINION OF LEGAL COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) WILL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE PROPOSED TRANSFER OF THIS SECURITY MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (B) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE CORPORATION THAT THE PROPOSED TRANSFER OF THIS SECURITY MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

                  (b) Each certificate representing Parent Shares constituting a portion of the Escrow Fund will be conspicuously stamped or otherwise imprinted with a legend in substantially the following form:

         THIS SECURITY IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO AN AGREEMENT AND PLAN OF MERGER AMONG NUEVO ENERGY COMPANY, INC., NUEVO TEXAS, INC., ATHANOR RESOURCES, INC., ATHANOR B.V., AND ATHANOR RESOURCES INC.'S STOCKHOLDERS (THE "MERGER AGREEMENT"), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNTIL AFTER MARCH 17, 2003 AS SET FORTH IN THE

         MERGER AGREEMENT WITHOUT THE EXPRESS WRITTEN CONSENT OF NUEVO ENERGY COMPANY.

         2.6 Waiver of Dissenters Rights. Each Stockholder hereby waives any dissenters rights of appraisal or similar rights to which they may be entitled under the DGCL, including any notice required in connection therewith, and, to the extent that waiver might be unenforceable, each Stockholder, intending to be legally bound, hereby agrees with Acquiror not to exercise any of those rights of appraisal or similar rights.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Subject to the applicable limitations herein (including Articles 6 and 7), Acquiror represents and warrants to Company and the Stockholders that the statements contained in this Article 3 are true and correct as of the Effective Time.

         3.1 Organization, Standing, and Power. Each of Merger Sub and Acquiror is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

         3.2 Authority; No Violations; Consents; and Approvals.

                  (a) Each of Merger Sub and Acquiror has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions and no other corporate proceedings by Acquiror and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, any stockholder approval required to consummate the Merger and the filing of the Merger Certificate as required by the DGCL). This Agreement has been duly and validly executed and delivered by Acquiror and Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of each of the Company, the Spun-Off Subsidiaries, and the Stockholders, this Agreement constitutes a valid and binding obligation of Acquiror and Merger Sub, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any material obligation or the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any material properties or assets of Acquiror, other than those acquired in the transaction contemplated hereby, under, or otherwise result in a material detriment to Acquiror under, any provision of (i) the certificate of incorporation,

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bylaws, or other similar organizational documents of Merger Sub or Acquiror,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license applicable to Merger Sub or Acquiror, (iii) any joint venture or other ownership arrangement of Merger Sub or Acquiror or (iv) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Merger Sub or Acquiror or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any conflicts, violations, defaults, rights, or Liens that, individually or in the aggregate would not have a Material Adverse Effect on Acquiror.

                  (c) No consent, approval, order, or authorization of, or registration, declaration of filing with, or permit from any court, governmental, regulatory, or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity") or third party, is required by or with respect to Merger Sub or Acquiror in connection with the execution and delivery of this Agreement by Merger Sub or Acquiror or the consummation by Merger Sub or Acquiror of the transactions contemplated hereby, except for: (i) filings and other compliance with the Securities Exchange Act of 1934, as amended the ("Exchange Act"), and the rules and regulations thereunder, and state securities and blue sky laws as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) filings and other compliances with the New York Stock Exchange rules and regulations; (iii) approvals that are ministerial in nature and are customarily obtained after the Effective Time in connection with transactions of the same nature as are contemplated hereby; (iv) the filing of the Certificate of Merger with the Delaware Secretary of State; and (v) any consent, approval, order, authorization, registration, declaration, filing, or permit where failing to obtain or make it would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror.

         3.3 No Default. Neither Merger Sub or Acquiror is in default or violation (and no event has occurred which, with notice of the lapse of time or both, would constitute a default or violation) of any term, condition, or provision of (i) the certificate of incorporation, bylaws, or other similar organizational documents of Merger Sub or Acquiror, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license to which Merger Sub or Acquiror is now a party or by which Merger Sub or Acquiror or any of its properties or assets is bound, or (iii) any order, writ, injunction, decree, statute, rule, or regulation applicable to Merger Sub or Acquiror except for such defaults and violations, to which requisite waivers or consents have been obtained or which do not materially impair the ability of Merger Sub or Acquiror to perform its obligations under this Agreement.

         3.4 Litigation. As of the date of this Agreement there is no suit, action, or proceeding pending, or, to the knowledge of Acquiror, threatened against or directly affecting Merger Sub or Acquiror that can be reasonably expected to have a Material Adverse Effect on Acquiror, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against Merger Sub or Acquiror that can be reasonably expected to have a Material Adverse Effect on Acquiror.

         3.5 Brokers. Before Closing, none of the Company, the Spun-Off Subsidiaries, or the Stockholders will be obligated for any broker's, finder's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

         3.6 SEC Reports.

                  (a) Acquiror has delivered to the Company or its counsel correct and complete copies of the following documents, including exhibits, filed by Parent with the Securities and Exchange Commission ("SEC"): Annual Report on Form 10-K for the year ended December 31, 2001; Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002; Current Reports on Form 8-K filed on January 22, 2002, July 22, 2002, and August 16, 2002, and definitive Proxy Statement dated April 25, 2002 relating to Parent's 2002 Annual Meeting of Stockholders (collectively, the "Parent SEC Documents"). The Parent SEC Documents are all the material documents (other than preliminary material) that Parent was required to file with the SEC on or after January 1, 2002 pursuant to the Exchange Act. As of their respective dates, none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent SEC Documents complied, when filed, as to form in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                  (b) The audited consolidated financial statements, dated as of and for the period ended, December 31, 2001, and the unaudited consolidated financial statements, dated as of and for the period ending March 31, 2002 and June 30, 2002, of Parent and its consolidated Subsidiaries contained in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto), and fairly present (subject, in the case of the unaudited statements, to normal year-end audit adjustments, the absence of financial footnotes, and as otherwise permitted by the rules of the SEC for interim financial statements, in the case of unaudited interim financial statements) the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the respective periods then ended. Acquiror has no liabilities or obligations of any nature (matured or unmatured, fixed or contingent) that are, individually or in the aggregate, of a nature required to be disclosed on the face of a consolidated balance sheet for Acquiror and its consolidated subsidiaries and that are material to Acquiror's business, except for such liabilities or obligations as
(i) were accrued or were provided for in the consolidated balance sheet dated June 30, 2002 included in the Parent Financial Statements as of the date thereof, (ii) are of a normally recurring nature and were incurred after such date in the ordinary course of business consistent with past practice or in transactions in compliance with this Agreement, (iii) were incurred in the ordinary course of business and not required by the rules of the SEC to be set forth in the June 30, 2002 consolidated balance sheet, or (iv) were incurred pursuant to a sale of assets by Parent or its consolidated subsidiaries which has been disclosed in writing to the Company.

         3.7 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date hereof, since June 30, 2002, there has not been any Material Adverse Effect with respect to Parent, nor is Parent aware of any event that reasonably could be expected to result in a Material Adverse Effect with respect to Parent.

         3.8 Merger Sub. Merger Sub is, and as of the Effective Time will be, a direct and wholly-owned, newly-formed subsidiary of Parent.

         3.9 Acquiror Notification. To the extent that Acquiror (through its employees, agents, representatives, or otherwise, who are listed on Schedule 3.9 of the Company Disclosure Schedule) has actual knowledge (including, without limitation, obtained from Acquiror's due diligence examination of the Company and its business) that any of the representations, warranties, or other statements of the Company, any Stockholder or any subsidiary of the Company is inaccurate, (i) Acquiror acknowledges that it may not use such inaccuracy as a basis for any claim against the Company, any Stockholder, or any subsidiary of the Company (including, without limitation, against the Escrow Fund) and (ii) Acquiror has notified the Company in writing of such knowledge.

         3.10 Parent Shares. Acquiror currently has (i) 50,000,000 authorized shares of Common Stock, of which 17,104,417 are issued or outstanding, (ii) stock options to acquire 2,821,379 Parent Shares are outstanding under all stock option plans and agreements, and (iii) no warrants to purchase any Parent Shares were outstanding under any agreement. The issuance of the Parent Shares pursuant to this Agreement has been duly authorized and upon consummation of the Merger, the Parent Shares will have been validly issued, fully paid, non-assessable, and issued without application of preemptive rights, have the rights, preferences, and privileges specified in the Parent Certificate of Incorporation, and will be free and clear of all Liens and restrictions, other than the restrictions imposed by this Agreement and the Securities Act and state securities and blue sky laws. Except as set forth above, there are outstanding: (i) no securities of Parent convertible into or exchangeable for shares of Parent Shares, and (ii) no options, warrants, calls, rights (including preemptive rights), commitments, or agreements to which Parent is a party or by which it is bound, in any case obligating Parent to issue, deliver, sell, purchase, redeem, or acquire, or cause to be issued, delivered, sold, purchased, redeemed, or acquired, any shares of Parent Shares or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment, or agreement.

         3.11 Rights Agreement. No Stockholder will be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement) and a Distribution Date (as defined in the Rights Agreement) will not be deemed to occur and the Rights (as defined in the Rights Agreement) will not become exercisable, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby or thereby. Acquiror has taken all necessary action with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement, (i) neither Acquiror nor the Surviving Entity will have any obligations under the Rights or the Rights Agreement and (ii) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF COMPANY
                              AND THE STOCKHOLDERS

         Subject to the applicable limitations herein (including in Articles 6 and 7), each of the Company and the Stockholders hereby jointly and severally represent and warrant to Acquiror that the statements contained in this Article 4 are true and correct at and as of the Effective Time (except that the Stockholders' representations and warranties set forth in Sections 4.1, 4.2, 4.3, and 4.5 relating to matters specific to each Stockholder are made by each Stockholder only with respect to itself and not regarding any other party or its affairs). The disclosure schedule delivered by the Company to the Acquiror on or before the date of this Agreement (the "Company Disclosure Schedule") is arranged corresponding to the sections contained in this Agreement and each item set forth in the Company Disclosure Schedule constitutes disclosure or qualification with respect to any other section in this Agreement to which that item corresponds.

         4.1 Capacity and Consents. Each Stockholder has full right, power, and legal capacity and authority to enter into and perform that Stockholder's obligations under this Agreement and the Additional Transaction Documents to which such Stockholder is a party and to consummate the transactions contemplated hereby and thereby, and has obtained all requisite consents or approvals applicable to that Stockholder to do so. This Agreement, the Additional Transaction Documents to which such Stockholder is a party, and each of the other agreements to be executed pursuant to this Agreement have been duly executed and delivered by each Stockholder and constitute the valid and binding obligations of that Stockholder enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement and the Additional Transaction Documents to which such Stockholder is a party, by each such Stockholder does not, and the consummation of the transactions contemplated hereby and thereby and compliance by such Stockholder with the provisions of this Agreement and the Additional Transaction Documents to which such Stockholder is a party, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or otherwise result in a material detriment to such Stockholder under, any provision of the governing or organizational documents of such Stockholder, if applicable, or any loan or credit agreement, note, bond, mortgage, indenture, lease, joint venture agreement, partnership agreement, or other agreement, instrument, permit, concession, franchise, or license, or any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to such Stockholder or any of its respective properties or assets.

         4.2 Title to Company Stock. Each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock, Series A Preferred Stock, and Series B Preferred Stock set forth opposite that Stockholder's name in Section 4.2 of the Company Disclosure Schedule, and has full authority to vote all of those shares as contemplated by this Agreement, and those shares are owned by that Stockholder free and clear of all Liens (except pursuant to applicable securities laws), including, without limitation, voting trusts or stockholders agreements. Except as set forth in Section 4.2 of the Company Disclosure Schedule, each Stockholder has full authority to transfer pursuant to the Merger all of the shares of Company Common Stock, Series A Preferred Stock, and Series B Preferred Stock owned by that Stockholder free and clear of all Liens (except pursuant to applicable securities laws), including, without limitation, voting trusts or stockholders agreements. Except as set forth in Section 4.2 of the Disclosure Schedule, each Stockholder hereby represents and warrants that it does not own or purport to own any (i) shares of capital stock, voting debt, or other voting securities of the Company, (ii) any securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, or (iii) any options, warrants, calls, rights (including preemptive rights), commitments, or agreements to which the Company is a party or by which it is bound, in any case obligating Company to issue, deliver, sell, purchase, redeem, or acquire, or cause to be issued, delivered, sold, purchased, redeemed, or acquired, additional shares of capital stock or any other securities of Company or obligating Company to grant, extend, or enter into any option, warrant, call, right, commitment, or agreement.

         4.3 Investment Representations.

                  (a) Each Stockholder receiving Parent Shares has substantial experience in evaluating and investing in private placement transactions so that that Stockholder is capable of evaluating the merits and risks of his/its investment in Parent Shares. Each Stockholder receiving Parent Shares, by reason of that Stockholder's business or financial experience has the capacity to protect that Stockholder's own interests in connection with the acquisition of Parent Shares hereunder. Each Stockholder receiving Parent Shares is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that he/it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Each Stockholder receiving Parent Shares is taking Parent Shares for that Stockholder's own account and not with a view to or for sale in connection with any distribution of any Parent Shares. Each Stockholder receiving Parent Shares has reviewed the Parent SEC Documents. Each Stockholder receiving Parent Shares is familiar with Parent's business and financial condition, properties, operations, and prospects and has had an opportunity to satisfy itself/himself regarding that Stockholder's investment in Parent; provided, however, that the foregoing portion of this sentence will not modify any of Acquiror's representations or warranties in this Agreement and will not modify any Stockholder's ability to rely on those representations and warranties.

                  (b) Each Stockholder receiving Parent Shares understands that
(i) the Parent Shares constituting a portion of the Merger Consideration will be issued as "restricted securities" under the applicable federal and state securities laws, (ii) the Securities Act and the rules of the SEC provide in substance that that Stockholder may only dispose of those Parent Shares pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, and
(iii) except as contemplated by the Registration Rights Agreement attached hereto as Exhibit 5.9, Parent has no obligation or intention to register the sale of those Parent Shares pursuant to the Securities Act, and, accordingly, that Stockholder may be required to bear the economic risk of the investment in those Parent Shares for a substantial period of time.

         4.4 Organization, Standing, and Power.

                  (a) Each of Company and each corporate Company Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership, or leasing of its properties, makes that qualification necessary (except for cases where the failure to so qualify could not reasonably be expected to have a material adverse effect on such entity). Company has previously delivered to Acquiror complete and correct copies of the Company Certificate of Incorporation, Company Bylaws, and Preferred Stock Designations, each as amended to date, the certificate of incorporation and bylaws of each corporate Retained Subsidiary, and the minute books of all stockholder and director meetings and consents of the Company and the Retained Subsidiaries.
Section 4.4 of the Company Disclosure Schedule contains a complete list of all Company Subsidiaries, including their respective jurisdictions of organization.
(a) Athanor Limited Partnership is a Texas limited partnership duly formed and validly existing under the laws of the State of Texas, and has full power and authority to own, lease, and operate its properties and to carry on its business as now conducted. The Company has previously made available to Acquiror a true and complete copy of the limited partnership agreement of Athanor Limited Partnership, as amended to date.

         4.5 Capital Structure.

                  (a) The issued and outstanding capital stock of Company consists of:

                        Class of Security                   Number of Shares
                        -----------------                   ----------------
                  Company Common Stock                            480,000
                  Series A Preferred Stock                      4,560,119
                  Series B Preferred Stock                      1,782,738
                                                                =========
                  Total Shares Outstanding                      6,822,857

and are held of record by those Persons listed in Section 4.2 of the Company Disclosure Schedule in the amounts set forth opposite their respective names except as set forth in Section 4.2 of the Company Disclosure Schedule. The authorized capital stock of the Company consists of 7,500,000 shares of Company Common Stock, 4,560,119 shares of Series A Preferred Stock, and 1,782,738 shares of Series B Preferred Stock. All outstanding shares of capital stock of Company are validly issued, fully paid, and non-assessable. Except as set forth in this
Section 4.5(a) or in Section 4.2 of the Company Disclosure Schedule, there are outstanding: (i) no shares of capital stock, voting debt, or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock, or other voting securities of the Company; and (iii) no options, warrants, calls, rights (including subscription, purchase, and preemptive rights), stock appreciation rights, phantom equity commitments, or agreements to which the Company is a party or by which it is bound, in any case obligating Company to issue, deliver, sell, purchase, redeem, or acquire, or cause to be issued, delivered, sold, purchased, redeemed, or acquired, additional shares of capital stock or any or other securities of either Company or any other Person or obligating Company to grant, extend accelerate the vesting of, change the price of, or otherwise amend or enter into any option, warrant, call, right, stock appreciation rights, phantom equity commitment, or agreement, other than the terms of conversion of the Series A Preferred Stock and the Series B Preferred Stock as set forth in the Company's Certificate of Incorporation. As of the Effective Time, no dividends or other distributions will be accrued on Series A Preferred Stock or Series B Preferred Stock. There are no shares of capital stock held in treasury. Except as set forth in Section 4.5 of the Company Disclosure Schedule, there are not, as of the Effective Time, any stockholder agreements, voting trusts, or other agreements or understandings to which Company or any of its securityholders is a party or by which it is bound relating to the voting of any shares of capital stock of Company from, or the casting of votes by, the Stockholders with respect to the Merger.

                  (b) Each option, warrant, stock appreciation right, or other right to subscribe for or acquire any capital stock of the Company or any security exchangeable for or convertible into capital stock of the Company, other than the Series A Preferred Stock and the Series B Preferred Stock (each a "Company Stock Right"), outstanding immediately prior to the Effective Time was canceled, with the holder thereof becoming entitled to receive from the Company the amount of cash and shares of ABV disclosed in Section 4.5(b) of the Company Disclosure Schedule. The cancellation of each Company Stock Right in exchange for the cash payment and shares of ABV described in Section 4.5(b) of the Company Disclosure Schedule constituted a release of any and all rights the holder of such Company Stock Right had or may have had in respect thereof. Following the Effective Time, no Person, on account of a Company Stock Right, will have any right thereunder to acquire any capital stock (or, in the case of any stock appreciation right, the economic benefit of any increase in the value thereof) of the Company or the Surviving Entity.

                  (c) Except as set forth in Section 4.5(c) of the Company Disclosure Schedule, Company beneficially owns, directly or indirectly, all the outstanding capital stock or other equity interests of the companies listed in
Section 4.5(c) of the Company Disclosure Schedule, which constitute the only Subsidiaries of Company free and clean of any Liens, other than the restrictions imposed by this Agreement and the Securities Act and state securities and blue sky laws. No capital stock or other equity interests of any of the Retained Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, commitments, or agreements of any character whatsoever. There are no outstanding securities or rights convertible into, or exchangeable for any capital shares or other equity interests of any Retained Subsidiary. All such shares of the Retained Subsidiaries owned by the Company are validly issued, fully paid, and nonassessable and are owned by it free and clear of any Liens, other than the restrictions imposed by this Agreement and the Securities Act and state securities and blue sky laws, and except as set forth in Section 4.5(c) of the Company Disclosure Schedule.

         4.6 Authority; No Violations, Consents, and Approvals.

                  (a) The Board of Directors of Company has approved the Merger, this Agreement, the Additional Transaction Documents to which it is a party and has declared the Merger, this Agreement, the Additional Transaction Documents to which it is a party to be advisable and in the best interests of the Stockholders. The Company and the Spun-Off Subsidiaries have the requisite corporate power and authority to enter into this Agreement and the Additional Transaction Documents, and this Agreement and the Additional Transaction Documents have been duly executed and delivered by Company and the Spun-Off Subsidiaries and constitute valid and binding obligations of Company and the Spun-Off Subsidiaries, enforceable in accordance with their respective terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (b) Except as set forth on Section 4.6(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Additional Transaction Documents to which it is a party does not, and the consummation of the transactions contemplated hereby (including, without limitation, the Spin-Off) and compliance with the provisions of this Agreement and the Additional Transaction Documents to which it is a party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any Lien upon any of the properties or assets of Company or any Company Subsidiary under, or otherwise result in a material detriment to Company or any Company Subsidiary under, any provision of (i) the Company Certificate of Incorporation, Preferred Stock Designations, or Company Bylaws, or a similar organizational document of any Company Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, or license applicable to Company or any Company Subsidiary, (iii) any joint venture or other ownership arrangement or (iv) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clause (iv), for any such conflicts, violations, defaults, terminations, cancellations, accelerations, liens, or other matters that would not have a Material Adverse Effect on the Company.

                  (c) No consent approval, order, or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity or third party is required by or with respect to Company or any Company Subsidiary in connection with the execution and delivery of this Agreement and the Additional Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, including the Spin-Off, except for the filing of a Certificate of Merger with the Delaware Secretary of State.

         4.7 Financial Statements. Company has provided to Acquiror (i) audited financial statements of Company and the Company Subsidiaries, including balance sheets, income statements and statements of cash flows, as of and for the years ended December 31, 1999, December 31, 2000, and December 31, 2001 and (ii) unaudited consolidated and consolidating balance sheets, income statements, and statements of cash flows of the Company and the Company Subsidiaries as of and for the six months ended June 30, 2002 statement (collectively, the "Company Financial Statements"). The Company Financial Statements fairly present the financial position of Company as at the dates thereof and the results of its operations and cash flows for the periods covered thereby. The Company Financial Statements were prepared in accordance with GAAP, consistently applied. True, correct, and complete copies of the Company Financial Statements are included in
Section 4.7 of the Company Disclosure Schedule. Except as set forth on the Company Disclosure Schedule, there have been no transfers of cash or other assets in excess of $10,000 from the Retained Business to the Spun-Off Subsidiaries since June 30, 2002.

         4.8 Absence of Certain Changes or Events. Except (i) as disclosed in
Section 4.8 of the Company Disclosure Schedule or in the Company Financial Statements, (ii) for effects relating to the economy in general, changes in oil, gas, or other hydrocarbon commodity prices, or other changes affecting the oil and gas industry generally, (iii) the transactions contemplated hereby, and (iv) as contemplated by this Agreement since December 31, 2001, there has not been, with respect to the Company or any Retained Subsidiary:

                  (a) any adverse change or, to the knowledge of the Company, any threatened action that could lead to an adverse change, in the condition (financial or otherwise) or in the properties, assets, or liabilities or business or prospects of the Company or any Retained Subsidiary;

                  (b) any change in the accounting methods or practices or change in the depletion, depreciation, or amortization policies or rates theretofore adopted, or any financial practice or operating activity or any revaluation by Company of any of its or its subsidiaries' assets;

                  (c) any incurrence of any debts, obligations, or liabilities, absolute, accrued, contingent, or otherwise, whether due or to become due, that exceeds, in the aggregate, $10,000, other than (i) liabilities incurred in the ordinary course of business consistent with past practice or (ii) in connection with the transactions contemplated hereby;

                  (d) any discharge or satisfaction of any Liens or payment of any obligation or liability, including the settlement of any lawsuit or other claims, other than in the usual and ordinary course of business consistent with past practice;

                  (e) any Lien on any assets, tangible or intangible, other than Permitted Encumbrances;

                  (f) other than the Spin-Off, any sale, transfer, or lease (whether that lease is an operating or capital lease) as lessor or sublessor of any assets, other than in the usual and ordinary course of business consistent with past practice, in an aggregate amount in excess of $10,000;

                  (g) any cancellation, compromise, or release of any debt or claim that exceeds $10,000;

                  (h) any physical damage, restriction or loss (whether or not covered by insurance) that adversely affects any properties, business, or prospects that exceeds $10,000;

                  (i) any declaration or payment of any dividends or other distributions with respect to its outstanding capital stock, other than the Spin-Off;

                  (j) any acquisition of, merger or consolidation with, or purchase of any equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, except for acquisitions of interests in Oil and Gas Properties made in the ordinary course of business, consistent with past practice, and as to which the aggregate acquisition or purchase price, including the assumption of any indebtedness in connection therewith, does not exceed $10,000;

                  (k) any capital expenditures or any commitment to make any capital expenditures that exceed, in the aggregate, $100,000;

                  (l) (i) any increases in the compensation of any of its directors, officers, or employees or (ii) any payment of, or any agreement to pay, any pension, retirement allowance, or other employee benefit not required or contemplated by any of the Company Plans, in each case as in effect on December 31, 2001, to any director, officer, or employee, whether past or present;

                  (m) any material contract entered into by the Company or any Company Subsidiary or any amendment or termination of or default under any contract that the Company or any Company Subsidiary is a party or by which it is bound;

                  (n) any amendment or change made or authorized to the certificate of incorporation or bylaws of the Company or similar organizational or operating documents of any Company Subsidiary;

                  (o) any of the following between the Company and the Retained Subsidiaries, on the one hand, and the Spun-Off Subsidiaries, on the other: (i) entering into of any agreement, written or oral, (ii) termination of any agreement entered into prior to December 31, 2001, (iii) any advance, loan, capital contribution, loan or advance repayment, dividend, distribution or other transfer of funds, (iv) any transfer of any tangible or intangible property or other asset, or any liability, or (v) any material change in an business practice or policy in place prior to December 31, 2001;

                  (p) to the knowledge of the Company and the Company Subsidiaries, any other transaction, commitment, claim, dispute, or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has materially and adversely affected or is reasonably expected to materially and adversely affect the financial condition, operation, or business of the Company or any Retained Subsidiary; or

                  (q) any agreement or commitment of the Company or any Company Subsidiary to do any of the foregoing.

         4.9 No Undisclosed Liabilities. Except as set forth in Section 4.9 of the Company Disclosure Schedule or as otherwise arise in the ordinary course of business, neither the Company nor any Retained Subsidiary has any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise. The amount of the following unpaid liabilities of the Company as of the Closing Date will not exceed the amounts on Section 4.9 of the Company Disclosure Schedule: (i) attorneys' fees; (ii) stock option cash settlements, (iii) stock option employer Taxes, (iv) severance payments, (v) severance employer Taxes, and (vi) the Petrie Parkman fee.

         4.10 No Default. Except as set forth in Section 4.10 of the Company Disclosure Schedule, neither the Company nor any Retained Subsidiary is in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition, or provision of (i) the Company Certificate of Incorporation, the Preferred Stock Designations, or Company Bylaws or any similar organizational document of any Retained Subsidiary; (ii) any loan or credit agreement, note, bond, mortgage, or contract, or, to Company's knowledge, any permit, franchise, or license, to which Company or any Retained Subsidiary is now a party or by which Company or any Retained Subsidiary or any of their respective properties or assets are bound; or (iii) any order, writ, injunction, decree, statute, rule, or regulation applicable to Company or any Retained Subsidiary.

         4.11 Compliance with Applicable Laws. Company and each Retained Subsidiary holds all material permits, licenses, variances, exemptions, orders, franchises, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, and are in material compliance with the terms of each of the foregoing. Except as disclosed in Section 4.11 of the Company Disclosure Schedule, the business of Company or any Retained Subsidiary is not being and has not been conducted in violation of any Law that would have a Material Adverse Effect on the Company (including without limitation the Foreign Corrupt Practices Act of 1977, as amended). Except as disclosed in
Section 4.11 of the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Company or any Retained Subsidiary is pending or, to the knowledge of Company, threatened.

         4.12 Litigation. Except as disclosed in Section 4.12 of the Company Disclosure Schedule, as of the date of this Agreement there is no suit, action, claim, or proceeding pending, or, to the knowledge of Company, threatened against or affecting Company or any Retained Subsidiary, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against Company or any Retained Subsidiary. Section 4.12 of the Company Disclosure Schedule contains an accurate and complete list of all material claims, suits, actions, and proceedings pending or, to the knowledge of Company, threatened against or affecting Company or any Retained Subsidiary as of the date of this Agreement.

         4.13 Employee Benefit Plans. (a) All employee compensation, benefit plans, programs, and arrangements, written or oral, including by example and not by limitation, any employee benefit plan as defined in Section 3(3) of ERISA (including without limitation any employee pension benefit plan or employee welfare benefit plan), cafeteria plans, stock option or stock award plans, salary deferral, incentive compensation and bonus plans, vacation, paid time off, sick leave, severance, change of control, or termination plans or agreements, employment agreements, or any other plan, program, arrangement, or agreement that provides benefit of any kind whatsoever maintained or previously maintained for the benefit of any current or former employee, officer, or director of Company or any Company Subsidiary are described in Section 4.13 of the Company Disclosure Schedule (collectively, the "Company Plans"). Except as disclosed in the Company Disclosure Schedule: (i) the Company has no liability or obligations of any kind relating to any employee benefit plan maintained by the Company or any ERISA Affiliate for the 6 year period ending at the Effective Time; (ii) neither the Company nor any of the Company Plans has any obligation to provide or promises or provides medical, life insurance, or other welfare benefits to any Person, whether retired or a former or active employee, following retirement or termination of employment except as is required under
Section 4980B of the Code or Section 601 et. seq. of ERISA; (iii) each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a currently effective favorable determination letter from the IRS that it is so qualified, is within the remedial amendment period to file for such a letter, or is a standardized prototype plan; (iv) all contributions due and payable on or before the Effective Time in respect of any Company Plan have been made in full, or adequate accruals have been provided for in the Company Financial Statements for all other contributions or amounts in respect of the Company Plans for periods ending on or before the Effective Time;
(v) each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law, and no statement, announcement, agreement, or proposal, whether written or oral, has been made with regard to any Company Plan that is not in accordance with the terms of such Company Plan; and (vi) there are no claims against any of the Company Plans other than claims for benefits provided in the ordinary course of operation of the Company Plans.

                  (b) The Company has made available to Acquiror true and complete copies of the following documents, as they have been amended to the date hereof, relating to the Company Plans: (i) all documents that set forth the terms of each Company Plan and any related trust, including any summary plan descriptions related thereto and summary descriptions of any such plans not otherwise in writing; (ii) the three most recently completed actuarial valuations, if any, for each Company Plan; (iii) the Form 5500, 5500-C or 5500-R, if any, for each Company Plan for the three most recent plan years; (iv) with respect to any Company Plan that is intended to be qualified under Section 401(a) of the Code ("Qualified Plan"), a copy of the most recent Internal Revenue Service ("IRS") determination letter, if any, for such Company Plan; (v) all insurance policies which were purchased by or to provide benefits under any Company Plan currently in force or for which the Company currently has any liability (contingent or otherwise); (vi) all contracts with third party administrators, investment managers, consultants, and other independent contractors that relate to any Company Plan currently in force or for which the Company currently has any liability (contingent or otherwise); (vii) all reports, including all discrimination testing reports submitted within the four
(4) years preceding the date hereof by third party administrators, investment managers, consultants, or other independent contractors with respect to any Company Plan currently in force or for which the Company currently has any liability (contingent or otherwise); (viii) a copy of all forms of notifications given within the four (4) years preceding the date hereof to employees of their rights under Section 601 et seq. of ERISA, Section 4980B of the Code, Section 9801 et seq. of the Code, and under all other applicable federal and state laws regulating the notice requirements of Group Health Plans (as defined in Section 607(1) of ERISA); (ix) all notices or reports relating to a Company Plan that were given by the Company or any Company Plan to the Internal Revenue Service or the Department of Labor, pursuant to statute, within the four (4) years preceding the date hereof, including notices that are expressly mentioned elsewhere in this Section 4.13; and (x) all notices relating to a Company Plan that were given by the Internal Revenue Service or the Department of Labor to the Company or any Company Plan within the four (4) years preceding the date hereof.

                  (c) Except as set forth in Schedule 4.13(c) of the Company's Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment (including, without limitation, severance, unemployment, bonus, compensation, golden parachute or otherwise) becoming due to any shareholder, director, or any employee of the Company or any affiliate of the Company from the Company or any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any benefits. Neither the Company or any of the Company Subsidiaries is a party to any contract, plan, or arrangement under which it is obligated to make or to provide, or could become obligated to make or to provide, a payment or benefit that would be nondeductible by virtue of Section 162(m).

         4.14 Taxes.

                  (a) All Tax Returns required to be filed on or before the Closing Date by or on behalf of the Company and the Company Subsidiaries have been filed within the time and in the manner prescribed by applicable law and such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company and Company Subsidiaries for periods ending on or before June 30, 2002, whether or not shown on any Tax Return, have been timely paid. Other than the Company's 2001 federal income tax return, neither the Company nor any of the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or Company Subsidiaries is or may be subject to taxation by that jurisdiction.

                  (b) There is no dispute or claim concerning any Tax liability of the Company or any of the Company Subsidiaries, and no Tax Authority or agency, domestic or foreign, is now asserting or, to the best knowledge of the Company, threatening to assert against the Company or a Company Subsidiary any adjustment, deficiency, or claim for additional taxes or interest thereon or penalties in connection therewith.

                  (c) Neither the Company, nor any Company Subsidiary, has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal, or foreign tax.

                  (d) Each of the Company and the Company Subsidiaries has withheld and paid all Taxes (other than current Taxes not yet due and payable) required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party.

                  (e) Neither the Company nor the Company Subsidiaries are, and have never been, a party to any agreement providing for the allocation or sharing of Taxes.

                  (f) There are no Liens relating to Taxes upon the assets of the Company or the Company Subsidiaries other than Liens relating to Taxes not yet due and payable.

                  (g) Neither the Company nor the Company Subsidiaries have made an election under Section 341(f) of the Code.

                  (h) No Stockholder or director or officer of the Company and the Company Subsidiaries expects any Tax Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Neither the Company nor any of the Company Subsidiaries is currently subject to an audit by any Tax Authority.

                  (i) The unpaid Taxes of the Company and Retained Subsidiaries did not, as of June 30, 2002, exceed the reserve for Taxes (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Financial Statements.

                  (j) Neither the Company nor the Company Subsidiaries will be liable for Taxes as a result of the Spin-Off or the transactions related thereto.

                  (k) Neither the Company nor any of the Company Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G. Neither the Company nor any of the Company Subsidiaries has reported or failed to report any item that may result in the imposition of penalties under the Code pursuant to Code section 6662 or Code section 6663. Each of the Company and Company Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662. Neither the Company nor any of the Company Subsidiaries has engaged or participated in any investment or transaction that has been (or is the same or substantially similar to any transaction) identified by the Internal Revenue Service as a tax avoidance transaction under Code section 6111. Neither the Company nor any of the Company Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (ii) has any liability for the Taxes of any Person (other than the Company and any of the Company Subsidiaries) under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         4.15 Labor Matters. Except as set forth on Schedule 4.15 of the Company Disclosure Schedule:

                  (a) Neither Company nor any Company Subsidiary is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, nor does Company know of any bargaining unit petition before the National Labor Relations Board or other activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any employees of Company or any Company Subsidiary into a collective bargaining unit;

                  (b) as of the date of this Agreement, there is no unfair labor practice charge before the National Labor Relations Board or grievance arising out of a collective bargaining agreement or other grievance procedure against Company or any Company Subsidiary pending, or to the knowledge of Company, threatened;

                  (c) as of the date of this Agreement, there is no complaint, lawsuit, or proceeding in any administrative or judicial forum by or on behalf of any present or former employee, any applicant for employment, or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful, or tortious conduct in connection with the employment relationship against Company or any Company Subsidiary pending, or, to the knowledge of Company, threatened;

                  (d) there is no strike, dispute, slowdown, work stoppage, or lockout pending, or threatened, against or involving Company or any Company Subsidiary;

                  (e) Company and each Company Subsidiary are in material compliance with all applicable Laws respecting employment and employment practices, terms, and conditions of employment, wages, hours of work, and occupational safety and health;

                  (f) The transactions contemplated by this Agreement do not trigger any notification, severance, or other reduction in force benefits under WARN or any applicable state law and, to the extent that any notification or severance or other benefits are so triggered, such notification or liability will remain the responsibility of the party employing the relevant employee as of the Effective Time, including as contemplated by the Additional Transaction Documents; and

                  (g) as of the date of this Agreement, there is no material proceeding, claim, suit, action, or governmental investigation pending or, to the knowledge of Company, threatened, in respect to which any current or former director, officer, employee, or agent of Company or any Company Subsidiary is or may be entitled to claim indemnification from Company or any Company Subsidiary.

         4.16 Title. Each of the Company and each Retained Subsidiary has good and defensible title to each of its Oil and Gas Properties and all other assets and property (real or personal) owned by the Company or any Retained Subsidiary, subject only to Permitted Encumbrances and other matters described in Section
4.16 of the Company Disclosure Schedule. Each of the Company and each Retained Subsidiary has a valid leasehold interest in all assets or properties (real or personal) not owned by the Company or any Retained Subsidiary that are used by them, located on their premises, or are located on the Oil and Gas Properties. All properties used in the operations of the Company and the Retained Subsidiaries are reflected in the June 30, 2002 balance sheet of the Company to the extent required by GAAP. All pipelines, wells, gas processing plants, platforms, and other material improvements, fixtures, and equipment owned in whole or part by the Company or any Retained Subsidiary are being maintained in a state of adequate repair to conduct normal operations consistent with past practices. The assets of the Company and of the Retained Subsidiaries consists solely of reserves of oil and gas, rights to reserves of oil and gas, and associated exploration and production assets. For the purposes of this Section 4.16, "associated exploration and production assets" shall have the meaning ascribed thereto in the rules promulgated pursuant to the Hart-Scott-Rodino antitrust Improvements Act of 1976.

         4.17 Prepayments; Hedging; Calls. Except as set forth in Section 4.17 of the Company Disclosure Schedule:

                  (a) neither the Company nor any Retained Subsidiary has any outstanding obligations for the delivery of hydrocarbons attributable to any of the Oil and Gas Properties in the future on account of prepayment, advance payment, take-or-pay, or similar obligations without then or thereafter being entitled to receive full value therefor;

                  (b) neither the Company nor any Retained Subsidiary is bound by any futures, hedge, swap, collar, put, call, floor, cap, option, or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons, interest rates, currencies, or securities; and

                  (c) no Person has any call upon, option to purchase, or similar right to purchase any portion of the hydrocarbons from the Oil and Gas Properties.

         4.18 Production and Pipeline Imbalances. Section 4.18 of the Disclosure Schedule sets forth the Company's best estimate of the Company's and each Retained Subsidiary's pipeline and production imbalances and penalties as of June 30, 2002 with respect to the Oil and Gas Properties based upon the gas transportation and sales imbalances reflected in the Company's or any Retained Subsidiary's records and files with respect to Leases and wells included in the Oil and Gas Properties operated by the Company or any Retained Subsidiary and balancing information provided by third party operators as to Leases and wells included in the Oil and Gas Properties not operated by the Company or any Retained Subsidiary.

         4.19 Certain Contracts. Part A of Section 4.19 of the Company Disclosure Schedule sets forth a description of all material participation agreements, area of mutual interest agreements, farm-outs, farm-ins, term assignments, or other agreements to which Company or any Retained Subsidiary is a party and that relate to the Oil and Gas Properties and that have one or more obligations that are not fulfilled thereunder. Part B of Section 4.19 of the Company Disclosure Schedule sets forth a list of all employment contracts for field personnel, landmen, brokers, geologists, or other consultants who are employed on or with respect to the Oil and Gas Properties that are not terminable upon 30 days' notice or less or which provide for severance benefits or payments. Part C of Section 4.19 of the Company Disclosure Schedule sets forth a list of all field office leases, compressor leases, and other surface leases (other than pipeline, road, or right of way easements) to which Company or any Retained Subsidiary is a party and that relate to the Oil and Gas Properties. Part D of Section 4.19 of Company Disclosure Schedule sets forth a list of all sales and transportation contracts that cannot be terminated by the Company on notice of 60 days or less; third party service contracts, accounting contracts, and operation contracts; seismic licenses and contracts; and agreements to purchase or sell goods or services in excess of $50,000. All contracts described in Section 4.19 of the Company Disclosure Schedule are in full force and effect; neither the Company nor any Company Subsidiary has received any notice of termination of any of those contracts; and neither the Company nor any Company Subsidiary, nor to the Company's knowledge any other party, is in default of any material provision under any of those contracts.

         4.20 Certain Joint Operating Agreement Matters. Except as set forth in
Section 4.20 of the Company Disclosure Schedule, all non-operators that are parties to joint operating agreements under which the Company or any Company Subsidiary is the operator and that relate to the Oil and Gas Properties have timely paid all joint interest billings, and there are no outstanding joint interest billings that are overdue. Neither the Company nor any Company Subsidiary has received any notice from any non-operator demanding that Company or any Company Subsidiary resign as operator, and no resignation by Company or any Company Subsidiary as operator is currently pending. No audit under any joint operating agreement encumbering the Oil and Gas Properties is currently pending nor has Company or any Company Subsidiary received any notice of an audit; all audit exceptions from prior audits have been resolved and are closed. All joint operating agreements to which the Company or any Retained Subsidiary is a party are in full force and effect; neither the Company nor any Company Subsidiary has received any notice of termination, breach, or default of any joint operating agreement, and to the Company's knowledge no other party is in default of a material provision of any joint operating agreements.

         4.21 Environmental Matters.

                  (a) Except as set forth in Section 4.21(a) of the Company Disclosure Schedule, as set forth in the Phase I Environmental Report dated June 30, 2001 conducted on behalf of the Company by E. Vironment or as would not have an adverse impact on the Company or any Retained Subsidiary, neither the conduct or operation of Company or any Company Subsidiary, the condition of any Oil and Gas Property owned, leased, or operated by Company or any Company Subsidiary (or leased or owned but not operated by Company or any Company Subsidiary), nor the sale, use, or disposal of any substance produced therefrom, transported thereto, or transported therefrom by or on behalf of Company or any Company Subsidiary
(i) violates applicable Environmental Laws; (ii) gives rise to any third-party claim; or (iii) with notice or the passage of time, or both, would constitute a violation requiring action by Company or any Company Subsidiary to remedy, stabilize, treat, clean up, or otherwise alter the environmental condition of any property. Neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity or any other Person that the operation of any facilities or any property owned, leased, or operated by it, is or was in violation of any Environmental Laws or that Company or any Company Subsidiary is responsible (or potentially responsible) for remedying, stabilizing, treating, or cleaning up any (x) pollutants, contaminants, or hazardous or toxic waste, substances or materials at, on, or beneath any property, or (y) any pollutants, contaminants, or hazardous or toxic waste, substances, or materials disposed of off-site at, on, or beneath any other property. Company has furnished to Acquiror a copy of the Phase I Environmental Report dated June 30, 2001, conducted on behalf of the Company by E. Vironment.

                  (b) Except as set forth in Section 4.21(b) of the Company Disclosure Schedule, Company and each Company Subsidiary has obtained or applied for all material permits necessary for the construction of its facilities and the operation of its business, as presently conducted for the use, storage, treatment, transportation, release, emission, and disposal of raw materials, by-products, wastes, hazardous substances, hazardous wastes, and other substances or materials used or produced by or otherwise relating to its business, including without limitation the Oil and Gas Properties, and all those permits are in good standing and in all material respects in full force and effect or, where applicable, a renewal application has been timely filed, and agency approval is expected to be obtained, and Company and each Company Subsidiary is in compliance in all material respects with all terms and conditions of all those permits.

         4.22 Insurance and Surety Bonds. At and prior to the Effective Time, Company and each Retained Subsidiary has insurance in force and effect and maintains surety bonds as set forth in Section 4.22 of the Disclosure Schedule. To the extent applicable, that insurance and those surety bonds constitute all of the policies that are required in connection with the operation of the businesses of the Company and the Retained Subsidiaries and comply with the applicable terms of the joint operating agreements. With respect to the insurance policies and surety bonds, (i) neither the Company nor any Retained Subsidiary is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and the Company does not know of any event that (with notice or lapse of time or both) would constitute a breach or default, permit termination, or result in a material increase in premium and no claims are pending as to which coverage has been questioned, denied, or disputed by underwriters.

         4.23 Vote. Company has obtained the affirmative vote of the holders of the outstanding shares of Company Common Stock, Series A Preferred Stock, and Series B Preferred Stock for the approval of the Merger and has delivered to Acquiror a unanimous written consent of the Stockholders evidencing that affirmative vote, duly executed by each of the Stockholders to be in accordance with the applicable provisions of the DGCL. There are no other approvals (including approvals required by DGCL and the organizational documents of Company) required of the holders of any class or series of securities of Company.

         4.24 Brokers. Except for fees and expenses of Petrie Parkman, no broker, investment banker, or other Person is entitled to any broker's, finder's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company, any Company Subsidiary, or any Stockholder.

         4.25 Agreements, Contracts, and Commitments. Company has listed in
Section 4.25 of the Company Disclosure Schedule all material leases, contracts, agreements, and instruments to which it or any Retained Subsidiary is a party or under which it has liabilities or obligations or under which its assets are bound as of the date hereof, other than (a) any contracts, plans, or other agreements described in Section 4.13 of the Company Disclosure Schedule and (b) any contracts or agreements set forth in Section 4.20 of the Company Disclosure Schedule (true and correct copies of each such document have been previously made available to Acquiror and a written description of each oral arrangement so listed). Except as set forth in Section 4.25 of the Company Disclosure Schedule, with respect to the Company or any Retained Subsidiary, there is not (i) any agreement of guarantee or indemnification running to any Person, (ii) any agreement, indenture, or other instrument for borrowed money or any agreement or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of Converted Securities or any other outstanding securities, (iii) any agreement, contract or commitment containing any covenant limiting the freedom of Company or any Retained Subsidiary to engage in any line of business or compete with any Person, (iv) any agreement, contract, or commitment relating to the acquisition or sale of assets or capital stock of any business enterprise, (v) any agreement, contract, commitment, or arrangement between the Company or any Retained Subsidiary and any Affiliate thereof, (vi) any contract relating to real property (other than Company's Oil and Gas Properties), or (vii) any agreement, contract, or commitment not made in the ordinary course of business. Except as set forth in Section 4.25 of the Company Disclosure Schedule, (i) neither Company nor any Company Subsidiary has breached, nor to Company's knowledge is there any claim or any legal basis for a claim that any party has breached, any of the material terms or conditions of any agreement, contract, or commitment set forth in the Company Disclosure Schedule or of any other agreement, contract, or commitment applicable to the Company or any Retained Subsidiary, (ii) to Company's knowledge, no event has occurred that with notice or lapse of time would constitute a default or breach or permit termination or modification of any agreement, contract, or commitment set forth in the Company Disclosure Schedule, and (iii) none of the agreements, contracts, or commitments set forth in the Company Disclosure Schedule contain a provision that prevents the Company from owning, managing, or operating the Oil and Gas Properties in accordance with historical practices.

         4.26 Spin-Off Assets. Company has listed in Section 4.26 of the Company Disclosure Schedule all property, real or personal, tangible or intangible, and all other assets and contract rights (the "Spin-Off Assets") as well as all liabilities that the Company or any Retained Subsidiary transferred to any Spun-Off Subsidiaries since June 30, 2002 or concurrently with the Spin-Off. Immediately after the Effective Time the Surviving Entity and the Retained Subsidiaries will have all properties, real or personal, tangible or intangible, and other assets so as to allow the Surviving Entity and the Retained Subsidiaries to conduct their business and operations as of immediately prior to the Effective Time but after giving effect to the Spin-Off (the "Retained Business").

         4.27 Other Employee Matters. Except as reflected on the Company Financial Statements or contemplated by this Agreement or the Additional Transaction Documents, as of the Effective Time, (i) all the employees of the Company and the Retained Subsidiaries ("Company Employees") have either been discharged or have had their employment transferred to ABV, (ii) ABV, or an Affiliate of ABV, has assumed, with respect to the Company Employees and all prior employees of the Company ("Past Employees"), all liabilities that arise at any time at or before the Effective Time with respect to the Company Employees and Past Employees, including without limitation all such liabilities relating to any Company Plan, (iii) ABV, or an Affiliate of ABV, has executed all agreements reasonably necessary to evidence its assumption of these liabilities,
(iv) ABV, or an Affiliate of ABV, has become the successor sponsor to Company of the Company Plans and has assumed sole responsibility and liability for all liabilities, obligations, duties, payments, and benefits that exist or subsequently arise under the Company Plans or under any Laws with respect to Company Plans (including, but not limited to, any liabilities, duties, payments, and benefit obligations that may, by operation of law, continue with, or accrue to, the Acquiror, Company, and/or any Retained Subsidiary), (v) Company has ceased to be a participating employer in the Company Plans, and (vi) Company's 1998 Stock Option Plan and Company's 2000 Stock Option Plan have been terminated.

         4.28 Reserve Reports

                  (a) All information supplied to Netherland Sewell & Associates, Inc. by or on behalf of Company and the Retained Subsidiaries in connection with the preparation of the proved oil and gas reserve reports concerning the Oil and Gas Properties of Company and the

Retained Subsidiaries as of May 1, 2001 (the "Netherland Reserve Report") and all information in the reserve report dated December 31, 2001 prepared by Company and audited by Cawley Gillespie & Associates (the "Cawley Reserve Report" and together with the Netherland Reserve Report, the "Company Reserve Report") was (at the time supplied or as modified or amended prior to the issuance of the Company Reserve Report) true and correct in all material respects and Company has no knowledge of any material errors in such information that existed at the time of such issuance.

                  (b) Set forth in Section 4.28 of the Company Disclosure
Schedule is a list of all material Oil and Gas Properties that were included in the Company Reserve Report that have been disposed of prior to the date of this Agreement.

         4.29 Permits. Immediately prior to the Effective Time, Company and the Retained Subsidiaries will hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of any Governmental Entity required or necessary to construct, own, operate, use and/or maintain their respective properties and conduct their operations as currently conducted, except where the failure to obtain such authorizations would not have a Material Adverse Effect on the Company.

         4.30 Payroll. The Company and the Retained Subsidiaries have paid all salaries and bonuses to the Former Employees accrued up to the Effective Time.

         4.31 Intellectual Property. The Company and the Retained Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, geological data, geophysical data, engineering data, maps, interpretations, and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of oil, gas, condensate, and other hydrocarbons, with such exceptions as would not result in a Material Adverse Effect on the Company. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transactions contemplated by this Agreement, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect on the Company. The Company and the Retained Subsidiaries are in compliance in all material respects with such licenses and agreements and there are no pending or, to the best knowledge of the Company, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or any Retained Subsidiary to use, copy, modify, or distribute the same. Included on Schedule 4.31 of the Company Disclosure Schedule are some, but not all, of the intellectual property assets of the Company that will be retained by the Company.

         4.32 Related Party Transactions. No officer, director, stockholder, any member of any of their immediate families, or any affiliate of the Company or any Company Subsidiary, owns, directly or indirectly, or has an ownership interest, either of record, beneficially or equitably, in any business, corporate or otherwise, which is a party to, or in any property or assets which is the subject of, any material business arrangements or relationships of any kind with the Company and the Retained Subsidiaries.

         4.33 Spin-Off. Attached hereto as Section 4.33 of Company Disclosure
Schedule is a true and correct copy of the Redemption Agreement, together with any exhibits or schedules thereto, if any, and such agreement is in full force and effect on the date hereof. Prior to Closing, each of the transactions contemplated by the Redemption Agreement has taken effect and is enforceable under applicable Laws.

         4.34 Limitation And Disclaimer Of Implied Representations And Warranties Of Company. The express representations and warranties of Company and the Stockholders contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, statutory, or otherwise. At or prior to Closing, Acquiror shall have conducted such inspections of Company and its assets as Acquiror deems necessary and shall have satisfied itself as to the condition of Company and its assets. Except as otherwise provided in the representations and warranties set forth in this Agreement, Company and the Stockholders make no warranty or representation, express, implied, statutory or otherwise, as to the accuracy or completeness of any data, reports, records, projections, information, or materials now, heretofore, or hereafter furnished or made available to Acquiror or its representatives by Company or by Company's agents or representatives; any and all such data, records, reports, projections, information, and other materials furnished by Company or by Company's agents or representatives or otherwise made available to Acquiror or Acquiror's representatives are provided to or for the benefit of Acquiror as a convenience, and shall not create or give rise to any liability of or against Company or Company's agents or representatives or any Stockholders; and any reliance on or use of the same shall be at Acquiror's sole risk. If the Company or any Stockholder determines or becomes aware that a representation or warranty made by the Company or the Stockholders contains at the time of delivery any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statement contained therein not misleading, the Company or each such Stockholder will promptly notify Acquiror.

                                    ARTICLE 5
                            COVENANTS AND AGREEMENTS

         5.1 Access to Information.

                  (a) At Closing, all tax records of Company and Retained Subsidiaries will be transferred to Acquiror with Company. Spun-Off Subsidiaries will retain a copy of all tax records as Stockholders deem necessary. Upon reasonable prior notice, the Spun-Off Subsidiaries will afford, during normal business hours and at Acquiror's expense, to Acquiror's officers, employees, accountants, counsel, and other representatives access, to all their books, contracts, files, and records, as well as to their officers and employees, as reasonably required to allow Acquiror to properly prepare its tax returns, to adequately respond to and defend any tax disputes arising from those returns, and otherwise to operate the Retained Business. The Spun-Off Subsidiaries agree to maintain their books, contracts, files, and records until the expiration of all applicable statutes of limitations. Acquiror agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.1(a) for any other purpose.

                  (b) Upon reasonable prior notice, Acquiror, the Surviving Entity, and the Retained Subsidiaries will afford, during normal business hours and at the requesting party's expense, to the Stockholders and the Spun-Off Subsidiaries (including, as applicable, their officers, employees, accountants, counsel, and other representatives) access, to all books, contracts, files, and records pertaining the Company and the Retained Subsidiaries, as well as to their officers and employees, as reasonably required to allow the Stockholders and the Spun-Off Subsidiaries (i) to properly prepare their tax returns and to adequately respond to and defend any tax disputes arising from those returns, or
(ii) to defend any claim against any Spun-Off Subsidiaries or any director, officer, or employee of Company or any Company Subsidiary prior to the Effective Time, or (iii) to the extent necessary in connection with any arbitration proceeding pursuant to Section 7.13. Acquiror, the Surviving Entity, and the Retained Subsidiaries agree to maintain such books, contracts, files, and records until the expiration of all applicable statutes of limitations. The Stockholders and the Spun-Off Subsidiaries agree that they will not, and will cause their respective representatives not to, use any information obtained pursuant to this Section 5.1(b) for any other purpose.

         5.2 Regulatory Approvals. Each party to this Agreement will cooperate and use its commercially reasonable efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings, and other documents, and use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order, or approval of, and any exemption or non-opposition by, any Governmental Entity required to be obtained or made by Company or Acquiror or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement.

         5.3 Employee Matters. As of the Effective Time, the Spun-Off Subsidiaries agree that (i) all Company Employees will either be discharged or will have their employment transferred, (ii) Acquiror will have no obligation to offer employment to any of the Company Employees (provided, however, that Acquiror will be permitted to offer employment to any or all Company Employees following the Effective Time), (iii) ABV will assume all liabilities in any way relating to Former Employees it employs, including without limitation all liabilities relating to such hired employees, (iv) ABV will execute all agreements reasonably necessary to evidence its assumption of these liabilities, copies of which are in Section 5.3 of the Company Disclosure Schedule, (v) ABV will assume and be solely responsible and liable for all liabilities, obligations, duties, payments, and benefits that exist or subsequently arise under the Company Plans or under any Laws relating to Former Employees it employs with respect to such Company Plans, (vi) Company will cease to be a participating employer in the Company Plans, and (vii) Company's 1998 Stock Option Plan and Company's 2000 Stock Option Plan will be terminated and all options will be cancelled.

         5.4 Public Announcements. The parties to this Agreement will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and will not issue any press release or make any public statement relating to this Agreement without the consent of the other parties, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or transaction reporting system, provided that if any party is required to make any such public statement the disclosing party shall make prompt notification of such statement to the non-disclosing party.

         5.5 Stockholder Loans. Each Stockholder has either (i) repaid in full all of its promissory notes or other indebtedness in favor of the Company or any Retained Subsidiary at or before the Effective Time or (ii) has received only the amount of Merger Consideration in excess of any such promissory notes or other indebtedness and no such Stockholder will assert any claim against Acquiror, the Company, the Surviving Entity, or any Retained Subsidiary regarding any such promissory notes or other indebtedness.

         5.6 Release and Waiver.

                  (a) As of the Effective Time, each Stockholder and each Spun-Off Subsidiary does hereby for itself or its heirs, executors, administrators, and legal representatives remise, release, acquit, and forever discharge the Company, the Surviving Entity, and each Retained Subsidiary of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action, and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that each Stockholder and each Spun-Off Subsidiary now has, owns or holds or has at any time previously had, owned, or held against the Company and each Retained Subsidiary, including without limitation, all liabilities created as a result of the negligence, gross negligence, and willful acts of the Company and each Retained Subsidiary and its employees and agents, existing as of the Effective Time or relating to any matter that occurred on or before the Effective Time; provided, however, that any claims, liabilities, debts, or causes of action that may arise in the connection with the failure of Acquiror or Merger Sub to perform any of their respective obligations hereunder (including their indemnity obligations in Section 5.8) or under any other agreement relating to the transactions contemplated hereby or from any breaches by any of them of any representations or warranties in this Agreement or in connection with any of those other agreements will not be released or discharged pursuant to this Agreement.

                  (b) Each Stockholder and each Spun-Off Subsidiary hereby represents and warrants that it/he has not previously assigned or transferred, or purported to assign or transfer, to any Person whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action, or obligations released in this Agreement. Each Stockholder and each Spun-Off Subsidiary hereby covenants and agrees that it/he will not assign or transfer to any Person whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action, or obligations released in this Agreement. Each Stockholder and each Spun-Off Subsidiary hereby represents and warrants that it/he has read and understands all of the provisions of this
Section 5.6 and that Acquiror it/he has been represented by legal counsel of its/his own choosing in connection with the negotiation, execution, and delivery of this Agreement.

         5.7 Tax Matters.

         (a) Taxable Periods After the Closing Date. Acquiror shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns (and shall remit Taxes due thereon) required to be filed by the Acquiror, the Company, and the Retained Subsidiaries after the Closing Date, other than the Company's and the Retained Subsidiaries' federal income Tax Returns for the taxable year 2001. The Stockholders shall prepare, or cause to be prepared, and file, or cause to be filed, the Company's and the Retained Subsidiaries' federal income Tax Returns for the taxable year 2001 and shall remit the Taxes due thereon, which shall be paid by the Company and the Retained Subsidiaries unless such Taxes are indemnified by the Stockholders pursuant to the terms of this Agreement. To the extent that Acquiror determines before filing such Tax Returns that any Taxes shown as due thereon are indemnifiable pursuant to this Agreement, Acquiror shall provide the Indemnifying Party or their authorized representatives with copies of each such Tax Return at least forty-five (45) days prior to its filing and the Indemnifying Party shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns prior to the filing thereof. Acquiror and the Indemnifying Party shall agree to consult and attempt to resolve in good faith any issue arising as a result of the review of such Tax Returns and mutually to consent to the filing as promptly as possible of such Tax Returns. Upon the Indemnifying Party's approval of such Tax Return, the Indemnifying Party shall pay to Acquiror an amount equal to its share of the Taxes due on such Tax Return not later than two business days before the due date (including any extensions thereof) for payment of Taxes with respect to such Tax Return. The Acquiror shall prepare, or cause to be prepared, each Tax Return that relates to a period (or portion thereof) prior to the Closing Date of the Company and the Company Subsidiaries on a basis consistent with prior practice of such entity unless otherwise required by applicable law.

         (b) Taxable Periods Beginning Before and Ending After June 30, 2002. In the case of Taxes due for any Taxable year or Taxable period beginning before and ending after June 30, 2002 (a "Straddle Period"), Taxes will be apportioned between the period before and after June 30, 2002 based on a closing of the books and records of the Company and the Company Subsidiaries as of June 30, 2002, provided that depreciation, amortization, and depletion for any Straddle Period will be apportioned on a daily pro rata basis. Ad valorem or property Taxes will be apportioned on a daily pro rata basis.

         (c) Cooperation. The Stockholders agree to provide the Acquiror and the Acquiror agrees to provide the Stockholders with such cooperation and information as the other shall reasonably request in connection with the preparation or filing of any Tax Return and any audit, litigation, or other proceeding with respect to Taxes.

         (d) Contests.

                  (i) The Acquiror shall promptly notify the Indemnifying Party of the commencement of any demand, claim, audit, examination, action, or other proposed change or adjustment by any Tax Authority ("Tax Claim") concerning any Tax that is indemnifiable under this Agreement. Such notice shall contain factual information describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax Claim.

                  (ii) The Indemnifying Party, at its own expense, shall have the sole right to represent its interests in any claim relating to any Taxable period ending on or before June 30, 2002 (a "Pre-Closing Tax Period") and employ counsel of their choice. The Indemnifying Party shall not, however, consent to any settlement without the Acquiror's consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall keep the Acquiror informed of the progress and disposition of any such Tax Claim.

                  (iii) With respect to any Straddle Period, the Acquiror shall control, and the Indemnifying Party, at its own expense, shall have the right to participate in the defense and settlement of any claim and each party shall cooperate with the other party and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent shall not be unreasonably withheld.

                  (iv) Whenever any notice is required to be given to, or any action is to be taken by, the Stockholders under this Section 5.8(d), that notice will be given to, and that action will be taken by, the Stockholder Agent acting on behalf of all of the Stockholders.

         (e) Return of Refund or Credit. If a Acquiror receives a refund or credit or other reimbursement with respect to Taxes for which it has been indemnified and received payment from an Indemnifying Party under this Agreement, the Acquiror shall pay over such refund or credit or other reimbursement to the Indemnifying Party.

         (f) Tax Elections. Acquiror shall not, and shall cause the Company and the Retained Subsidiaries not to, amend or revoke any Tax election that was made before and is effective June 30, 2002 if such action would adversely affect the Stockholders or the Spun-Off Subsidiaries with respect to any Pre-Closing Tax Period or for the portion of any Straddle Period ending on June 30, 2002 or any Tax refund with respect thereto.

         (g) Amendment to Pre-Closing Tax Returns. From and after the Closing Date, Acquiror and its affiliates (including the Company and the Company Subsidiaries) shall not file any amended Tax Return, carryback claim, or other adjustment request with respect to the Company or the Company Subsidiaries for any Tax period that includes or ends on or before June 30, 2002 unless the Stockholders consent in writing; provided, however, that with respect to any Straddle Period, such consent shall not be unreasonably withheld, delayed, or conditioned provided Acquiror has made arrangements to the reasonable satisfaction of the Stockholders to make the Stockholders whole for any detriment or cost incurred (or to be incurred) by the Stockholders or the Spun-Off Companies as a result of such amended Tax Return, carryback claim, or other adjustment request.

         (h) Value of ABV. In filing Tax Returns of the Company and the Company Subsidiaries for the period in which the Spin-Off occurs, the parties agree to take the position for all Tax purposes that the fair market value of ABV is $22,256,382.

         5.8 Indemnity of Company Officers and Directors.

                  (a) From and after the Effective Time, Acquiror agrees to and will indemnify, defend, and hold harmless each Person who is now, or has been at any time prior to the date hereof or becomes prior to the Effective Time, an officer or director of Company (each, a

"Former Executive") to the fullest extent provided by (i) the Company Certificate of Incorporation or Company Bylaws immediately prior to the Effective Time and (ii) the DGCL.

                  (b) If, within six years after the Effective Time, Acquiror or any of its successors or assigns either (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of that consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, Acquiror will require that its the successors and assigns unconditionally assume the obligations set forth in this Section 5.8 or in the case clause (ii) applies, Acquiror will not liquidate within such six year period. The provisions of this
Section 5.8 are intended to be for the benefit of, and will be enforceable by, the parties hereto and each Former Executive entitled to indemnification pursuant to this Section 5.8 and each person's heirs, personal representatives, successors, and assigns.

         5.9 Registration Rights. Concurrently with the Closing, Parent has entered into a registration rights agreement with the Stockholders in the form attached as Exhibit 5.9 (the "Registration Rights Agreement"), which registration rights agreement evidences the obligation of Parent to register the Parent Shares for resale.

         5.10 Intentionally Omitted.

         5.11 Change of Company Name. Each of Acquiror and the Company undertakes and agrees that promptly after the Effective Time, it will take all actions necessary to change the name of Company and all Retained Subsidiaries to delete the use of the name "Athanor" and/or any derivative thereof, and Acquiror shall transfer the rights to such names to ABV within 12 months after the Effective Time.

         5.12 Insurance and Surety Bonds. Notwithstanding any other provision in this Agreement, as of the Effective Time (i) Acquiror will have recourse to the insurance policies identified in Section 4.22 of the Disclosure Schedule (and any other insurance policies covering the operations of Company and each Retained Subsidiary) for any claim or cause of action arising from an insured event or occurrence related to the Company's operations before the Effective Time and (ii) each surety bond established for the benefit of the Company and the Retained Subsidiaries will be in force in accordance with its terms.

         5.13 Tax Status of Stockholders. A Stockholder who is a United States person within the meaning of Code Section 7701(a)(30) (a "United States Person") shall deliver to the Company and to Acquiror on or before the Effective Time an executed certificate of non-foreign status in the form attached hereto as
Exhibit 5.13 (the "Certificate of Non-Foreign Status"). If the Company or a Stockholder provides Acquiror a properly completed Certificate of Non-Foreign Status within two days before the Closing Date, the Acquiror will not withhold pursuant to Section 5.14 of this Agreement. A Stockholder who is not a United States Person shall deliver to the Company and to Acquiror on or before the Effective Time an executed Internal Revenue Service Form W-8BEN, W-8ECI, or W-8IMY, as appropriate.

         5.14 Withholding.

         (a) Company's Withholding Obligation. The Company shall withhold and pay over to the Internal Revenue Service the United States Taxes with respect to the Spin-Off in accordance with Code Sections 1441, 1442, and 1445 and the Treasury Regulations promulgated thereunder by complying with this Section 5.14(a). In particular, a Stockholder who has not delivered, prior to the Effective Time, a properly completed Certificate of Non-Foreign Status pursuant to Section 5.13 shall deliver to the Company cash in the amount of 30% of the fair market value (determined as of the Effective Time) of the Stockholder's allocable share of the Spun-Off Subsidiaries; provided, however, if the Stockholder has provided, at or before the distribution of the Spun-Off Subsidiaries, an executed Internal Revenue Service Form W-8BEN, claiming, pursuant to the terms of an income tax treaty to which the United States is a party, a reduction in the United States tax (but not to less than 10%) on such distribution, then the Stockholder shall deliver to the Company cash in the amount of the reduced treaty rate multiplied by the fair market value of the Stockholder's allocable share of the Spun-Off Subsidiaries. Upon receipt of such cash, the Company shall deliver to such Stockholder the shares of stock of the Spun-Off Subsidiaries to which the Stockholder is entitled. If the Stockholder fails to deliver the cash on or before the Effective Time, the Company shall deliver to such Stockholder the number of shares of stock of the Spun-Off Subsidiaries to which the Stockholder is entitled reduced by 30%, or such lower percentage (but not less than 10%) if the Stockholder has delivered at or before the distribution of the Spun-Off Subsidiaries an executed Internal Revenue Service Form W-8BEN, claiming pursuant to the terms of an income tax treaty to which the United States is a party a reduction in the United States tax on such distribution.

         (b) Acquiror's Withholding Obligation. Acquiror shall withhold and pay over to the Internal Revenue Service the United States Taxes with respect to the Merger in accordance with Code Section 1445 and the Treasury Regulations promulgated thereunder by complying with this Section 5.14(b). In particular, Acquiror shall retain cash in the amount of 10% of the fair market value of the Merger Consideration deliverable to each Stockholder who has not delivered a properly completed Certificate of Non-Foreign Status pursuant to Section 5.13 and shall deliver the balance of the Merger Consideration in accordance with
Article 2 of this Agreement.

                                    ARTICLE 6
                                 INDEMNIFICATION

         6.1 Indemnification by Stockholders and ABV.

                  (a) Stockholders. Except as otherwise provided in this Article 6 and in Article 4 and Article 7, each Stockholder will, jointly and severally, indemnify and hold harmless Acquiror, the Surviving Entity, the Retained Subsidiaries, and their respective Affiliates, directors, officers, employees, agents, and their successors and assigns (collectively, the "Acquiror Indemnitees") in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs, and expenses, including, without limitation, settlement costs and any reasonable legal or other expenses for investigating, bringing, or defending any actions or threatened actions (collectively, "Losses") reasonably incurred by an Acquiror Indemnitee in connection with the following:

                           (i) any inaccuracy or breach of any warranty or representation made by the Company or any Stockholder in this Agreement or in any schedule, exhibit, certificate, or other instrument contemplated by this Agreement except for the warranties and representations contained in Sections 4.16, 4.20, and 4.21 (and the corresponding schedules to each of those sections); provided, however, that each Stockholder's representations and warranties in Sections 4.1, 4.2, 4.3, and 4.5 of this Agreement are specific to that Stockholder individually (and do not regard any other party or its affairs) and thus that Stockholder's indemnification obligation for inaccuracy or breach of Section 4.1, 4.2, 4.3, or 4.5 of this Agreement will be an indemnification obligation pertaining only to a breach by such Stockholder of its representations and warranties in Sections 4.1, 4.2, 4.3, and 4.5 of this Agreement;

                           (ii) the breach of any covenant, agreement, or obligation of the Company or any Stockholder contained in this Agreement or any schedule, exhibit, certificate, or other instrument contemplated by this Agreement;

                           (iii) other than as shown on the Company Financial Statements or disclosed in this Agreement, any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any Person with the Company or any Stockholder (or any persons acting on their behalf) in connection with any of the transactions contemplated by this Agreement;

                  (b) ABV. Except as otherwise provided in this Article 6 (but not subject to the limitations in Section 6.5) and in Article 4 and Article 7, ABV will indemnify and hold harmless the Acquiror Indemnitees in respect of all Losses reasonably incurred by an Acquiror Indemnitee arising from, related to, or in any connection with the following prior to, at, or after the Effective
Time:

                           (i) any claim related to the Spin-Off, including, without limitation, any tax liabilities in connection therewith;

                           (ii) the business or operations of Tunisia and AMS, in each case whether occurring at, before, or after the Effective Time.

         6.2 Indemnification By Acquiror.

         Acquiror will indemnify and hold harmless Stockholders, ABV, and their respective Affiliates, directors, officers, employees, agents, and their successors and assigns (collectively, the "Stockholder Indemnitees" and together with the Acquiror Indemnitees, the "Indemnified Persons"), and will pay to the Stockholder Indemnitees the monetary value of any Losses arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Acquiror in this Agreement or in any schedule, exhibit, certificate, or document delivered by Acquiror pursuant to this Agreement; and

                  (b) any breach by Acquiror of any covenant, agreement or obligation in this Agreement or in any schedule, exhibit, certificate, or document delivered by Acquiror pursuant to this Agreement.

         6.3 Claims for Indemnification.

                  (a) Whenever any claim for indemnification arises under this
Article 6 (a "Claim"), the Indemnified Person will describe that claim in a written notice ("Notice of Claim") to either the Stockholders, ABV, or Acquiror depending upon the specific claim for indemnification as identified in Section 6.1(a), 6.1(b), or 6.2 (the "Indemnifying Party") and, when known, specify the facts constituting the basis for that claim and the amount or an estimate of the amount of that claim. Each Notice of Claim will (i) contain a description of the claim, (ii) specify the amount of that claim, and (iii) state that that Notice of Claim is valid under the terms of Article 6 of this Agreement.

                  (b) If the Claim described in a Notice of Claim is, or is expected to be, made by a third party (a "Third-Party Claim"), the Indemnifying Party will undertake the defense of that Third-Party Claim by counsel reasonably satisfactory to Acquiror and the Indemnifying Party. The Indemnifying Party, without Acquiror's written consent, will not settle or compromise any Third-Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to Acquiror and/or Acquiror's Subsidiary or Subsidiaries, or Affiliate or Affiliates, as the case may be, an unconditional release from all liability in respect of that Third-Party Claim. Acquiror will have the right at its own expense to participate in any defense of a Third-Party Claim with advisory counsel of its own choosing. In the event the Indemnifying Party, within ten days after notice of any Third-Party Claim, fails to agree in writing to defend, and does not begin defending the Third-Party Claim to the Indemnified Person's reasonable satisfaction, the Indemnified Person or Acquiror will have the right to undertake the defense, compromise, or settlement of that Third-Party Claim on behalf of, and for the account of, the Indemnified Person, at the expense and risk of the Indemnifying Party. Notwithstanding any provision in this Agreement to the contrary, failure of Acquiror to give any notice of any Third-Party Claim required by this Article 6 will not constitute a waiver of the Indemnified Person's or Acquiror's right to indemnification or a defense to any claim by Acquiror hereunder except to the extent the Indemnifying Party demonstrates that the defense of that claim is materially prejudiced by that failure.

         6.4 Manner of Indemnification. All Claims against a Stockholder for indemnification pursuant to this Agreement shall be satisfied by commencing the procedures set forth in Section 7.13 within 5 days after the expiration of 180 days from the Effective Time (the "Indemnification Settlement Date"). Any Claim Notice delivered on or prior to such 180-day period shall be deemed to be the notice required by the second sentence of Section 7.13(a). An Indemnified Person (or Acquiror on that Indemnified Person's behalf) will first seek indemnity under this Agreement by following the procedures stated in Section 7.13 and the Escrow Agreement with respect to Claims based on Section 6.1(a) with any and all distributions to an Indemnified Person from the Escrow Fund to be drawn according to the Escrow Agreement. With respect to Claims pursuant to Section 6.1(b) asserted by an Indemnified Person (or Acquiror on that Indemnified Person's behalf), the Indemnified Person will first seek indemnity under this Agreement by following the procedures stated in Section 7.13. The Indemnifying Person shall satisfy any amounts owed pursuant to a request for indemnity based on the preceding sentence, subject to the applicable limitations in Articles 6 and 7 hereof, by wire transfer, payment of cash, or delivery of a certified or cashier's check to Acquiror. If Acquiror becomes liable to pay any amount under this Agreement pursuant to Section 6.2, Acquiror has the right (but not the obligation) to set off that amount against any amounts that it may be entitled to under this
Article 6, otherwise such amounts shall be payable by wire transfer, payment of cash, or delivery of a certified or cashier's check to the Indemnified Person. The indemnification rights provided by Article 6 of this Agreement shall be the sole and exclusive remedy to the Indemnified Persons for breaches of this Agreement and for other matters pertaining to this Agreement and the transactions contemplated hereby.

         6.5 Limitations to Indemnification.

                   (a) The Stockholders will not have any liability with respect to an Indemnified Person's Claim under Section 6.1(a) unless:

                           (i) the Claim Notice made with respect to such Claim is made on or before 180 days after the Effective Time, and

                           (ii) except for a Claim relating to the
         representations and warranties contained in Sections 4.2 or 4.5, the aggregate dollar amount of all Indemnified Persons' Claims exceeds $100,000,

         in which case the Stockholders will indemnify the Indemnified Persons only for the amount of those Claims that exceed $100,000.

                           (iii) Notwithstanding anything to the contrary in this Agreement, no Stockholder will have any liability, to an Indemnified Person or otherwise, with respect to a Claim (A) regarding any Claim with respect to which a Claim Notice is not made on or before the 180th day following the Effective Time or (B) in excess of that Stockholder's Escrow Fund Contribution (except in the case of fraud or intentional misrepresentation by such Stockholder).

         6.6 Net of Insurance and Tax Recoveries. The amount of any Loss required to be paid pursuant to this Article 6 to any Indemnified Person shall be reduced (i) by any amounts actually received by such Indemnified Person after the Closing Date pursuant to the terms of any insurance policies covering such Loss and (ii) by the amount of any net tax benefit arising from the Loss that results in a reduction of a tax liability that otherwise must be paid by the Indemnified Person (or an Affiliate of the Indemnified Person) for the tax year in which the Loss is incurred. The creation of tax attributes that do not result in a reduction of a tax liability that otherwise must be paid by the Indemnified Person (or an Affiliate of the Indemnified Person) for the tax year in which the Loss is incurred will not be taken into consideration for purposes of this
Section 6.6.

         6.7 Stockholder Agents. Whenever any notice is required to be given to, or any action is to be taken by, the Stockholders under this Article 6, that notice will be given to, and that action will be taken by, the Stockholder Agents acting on behalf of all of the Stockholders.

                                    ARTICLE 7
                               GENERAL PROVISIONS

         7.1 Payment of Expenses. The Acquiror, on the one hand, and (except to the extent shown on the Company Financial Statements) each Stockholder and each Spun-Off Subsidiary, on the other hand, each will pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby (including without limitation any expenses in any way related to the Spin-Off), whether or not the Merger is consummated.

         7.2 Survival of Representations and Warranties.

                  (a) Except for the representations and warranties that have longer survival periods as described in Section 7.2(b), (i) all of the representations and warranties contained in Article IV will not expire at the Effective Time, but rather will survive the Effective Time and will terminate at 11:59 p.m., Central Time, on the 180th day following the Effective Time, and
(ii) all of the representations and warranties contained in Article III will not expire at the Effective Time, but rather will expire 30 days after the filing of Acquiror's report on Form 10-K for the year ended December 31, 2002. If any Claims for indemnification related to a breach of these representations and warranties have not been fully satisfied before that expiration date, those representations and warranties will survive until all those Claims are fully satisfied.

                  (b) Claims for indemnification pursuant to Section 6.1(b)(i) will not expire at the Effective Time, but rather will survive until the expiration of the applicable statute of limitations for such Claim. Claims for indemnification pursuant to Section 6.1(b)(ii) will not expire at the Effect Time, but rather will terminate at 11:59 p.m., Central Time, on the second anniversary of the Effective Time.

                  (c) Notwithstanding anything in this Agreement to the contrary, a Claim that relates to the Company's, the Spun-Off Subsidiaries', or the Stockholders' fraud or intentional misrepresentation will survive until the expiration of the applicable statute of limitations for such Claim.

         7.3 Notices. Any notice or communication required or permitted hereunder will be in writing and either delivered personally, telegraphed or telecopied, or sent by certified or registered mail, postage prepaid, and will be deemed to be given, dated, and received (i) when so delivered personally,
(ii) upon receipt of an appropriate electronic confirmation when so delivered by telegraph or telecopy (to that number specified below or another number or numbers as that Person may subsequently designate by notice given hereunder), or
(iii) five business days after the date of mailing to the following address or to that other address or addresses as that Person may subsequently designate by notice given hereunder, if so delivered by mail:

                  if to Acquiror or Merger Sub to:

                  Nuevo Energy Company


                  --------------------------------


                  --------------------------------

                  Attention:
                            ----------------------

                  Fax No.: (   )    -
                            ---  --- -----

                  with copy to:

                  [        ]
                  [        ]
                  [        ]
                  [        ]
                  Attention: [      ]

                  Fax No.: [        ]

                  if to the Spun-Off Subsidiaries, to:

                  Athanor Management Services, S.A.
                  Av. Ernest-Pictet, 31
                  1203 Geneva
                  Switzerland
                  Attention: Charles de Mestral, President
                  Fax No.: (011) 41-22-949-1049

                  if to Stockholders, to:

                  c/o J. Ross Craft and Charles de Mestral
                  6300 Ridglea Place
                  Suite 1107
                  Fort Worth, Texas 76116
                  Attention: J. Ross Craft
                  Fax No.: (817) 989-9001

                  and

                  Athanor Management Services, S.A.
                  Av. Ernest-Pictet, 31
                  1203 Geneva
                  Switzerland
                  Attention: Charles de Mestral, President
                  Fax No.: (011) 41-22-949-1049

                  with copies (not constituting notice) to:

                  Bill F. Bogle
                  Harris, Finley & Bogle, P.C.
                  Suite 3600
                  777 Main Street
                  Fort Worth, Texas 76102
                  Fax No.: (817) 333-1189

                  and

                  Thompson & Knight LLP
                  1700 Pacific Avenue, Suite 3300
                  Dallas, Texas 75201
                  Fax No.: (214) 969-1751
                  Attn: Jeffrey A. Zlotky

         7.4 Interpretation. When a reference is made in this Agreement to Sections or Articles, that reference will be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes," or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

         7.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         7.6 Entire Agreement. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

         7.7 Governing Law; Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW REQUIRING THE APPLICATION OF THE LAW OF ANOTHER STATE, EXCEPT TO THE EXTENT

THE DGCL EXPRESSLY APPLIES TO A PARTICULAR MATTER. SUBJECT TO SECTION 7.13 BELOW, EACH OF THE COMPANY, ACQUIROR, MERGER SUB, SPUN-OFF SUBSIDIARIES, AND STOCKHOLDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA LOCATED IN FORT WORTH (THE "TEXAS COURTS"), FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE TEXAS COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY TEXAS COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

         7.8 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part of this Agreement to be null, void, or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality, and enforceability of the remaining provisions and obligations contained or set forth in this Agreement will not in any way be affected or impaired thereby.

         7.9 Appointment of Stockholder Agents. Each Stockholder hereby irrevocably constitutes and appoints J. Ross Craft and Charles A. de Mestral (the "Stockholder Agents") as that Stockholder's true and lawful agents and attorneys-in-fact, with full power of substitution, to act in the name and on behalf of that Stockholder:

                  (a) to amend or supplement this Agreement and to grant waivers, consents and extensions under this Agreement; provided, however, that any amendment of or supplement to this Agreement which discriminates against or adversely affects any one Stockholder, or any group of less than all Stockholders, will require the written approval of the adversely affected Stockholder or a majority in interest of the adversely affected Stockholders;

                  (b) to execute and deliver the Escrow Agreement and to thereafter execute and deliver any amendments or supplements to, and to grant any waivers and consents under, the Escrow Agreement as the Stockholder Agents in their exclusive discretion will deem advisable;

                  (c) in connection with any Claim made by the Indemnified Persons under Article 6, to take any and all actions required or authorized to be taken by that Stockholder pursuant to Article 6.

                  (d) to receive all notices and other communications required or permitted to be given to that Stockholder under this Agreement and the Escrow Agreement, including all notice under Article 6 relating to any Third-Party Claim;

                  (e) to receive and document for all amounts that may be distributable from the funds held in escrow pursuant to the Escrow Agreement for the account of that Stockholder;

                  (f) to employ legal counsel to represent that Stockholder in connection with any indemnity matter arising under Article 6 of this Agreement;

                  (g) to defend, compromise, or settle any claim for indemnification made by any Indemnified Person or the Company against funds held in escrow pursuant to the Escrow Agreement, or, in accordance with Article 6, any Third-Party Claim that has given rise to any claim for indemnification;

                  (h) to authorize and instruct the Escrow Agent to act in any manner under the Escrow Agreement and with respect to the funds held pursuant thereto; and

                  (i) to execute and deliver the Registration Rights Agreement, to thereafter execute and deliver any amendments thereto and thereafter to give and receive all notices and documents required or permitted to be given thereunder.

         The powers and authority granted in this Section 7.9 will be irrevocable, will not be terminated by any act of a Stockholder and will survive the death or incompetency of a Stockholder to the fullest extent permitted by law. The Stockholder Agents will incur no liability for, and the Stockholders hereby waive and release the Stockholder Agents from, any action taken by the Stockholder Agents, or any omission to take action, in good faith and in accordance with this Section 7.9, and will be indemnified by the Stockholders from and against any Losses incurred by the Stockholder Agents in the performance of their duties as that in the absence of bad faith, gross negligence, or willful misconduct on the part of the Stockholder Agents.

         7.10 Distribution by Stockholder Agents. By its execution of this Agreement, the Stockholder Agents agree, for the benefit of the Stockholders, that upon their receipt of any distributions under this Agreement, the Stockholder Agents will promptly redistribute those proceeds to the Stockholders on a pro-rata basis according to the Escrow Agreement.

         7.11 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of Acquiror and the Stockholder Agents.

         7.12 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder will be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the Stockholders Agents and the Spun-Off Subsidiaries except that (i) Acquiror may assign, in its sole discretion (but in form and substance reasonably acceptable to the Stockholder Agents and the Spun-Off Subsidiaries), any or all of its rights, interests, and obligations hereunder to any wholly owned Subsidiary of Acquiror provided, that, Acquiror will cause that Subsidiary to fulfill all agreements, obligations, and assumptions of Acquiror hereunder and will remain fully and unconditionally obligated hereunder in the event of any failure hereunder by that Subsidiary the same as if no assignment had been made. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns; (ii) any Stockholder that is a limited partnership may distribute Parent Shares to any of its limited partners who is an Accredited Investor; and (iii) any Stockholder that is a corporation may distribute Parent Shares to its stockholders.

         7.13 Dispute Resolution.

         (a) Negotiation. The parties shall attempt to resolve any dispute arising out of or relating to this Agreement or the termination, breach, or validity of this Agreement, promptly by good faith negotiation among executives who have authority to resolve the controversy. Acquiror and Merger Sub, on the one hand, and the Stockholder Agents or any Spun-Off Subsidiary, on the other hand, may give the other parties written notice of any dispute not resolved in the normal course of business. Within 10 days after delivery of the notice, the receiving party shall submit to the other party a written response. The notice and the response shall include
(i) a statement of the party's concerns and perspectives on the issues in dispute, (ii) a summary of supporting facts and circumstances, and (iii) the identity of the executive or executives who will represent such party and of any other person who will accompany the executive. Within 15 days after delivery of the original notice, the executives of the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All negotiations pursuant to this
Section 7.13 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

         (b) Mediation. If the dispute has not been resolved by negotiation within 20 days of the disputing party's notice, or if the parties have failed to meet within 15 days of such notice, the parties shall try in good faith to resolve the dispute by mediation. The parties will attempt to agree upon a mediator, but if an agreement is not reached within 15 days of the disputing party's notice, the parties agree to proceed to mediation under the then current Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration.

         (c) Binding Arbitration.

                  (i) Any dispute arising out of or relating to this Agreement or the breach, termination, or validity of the Agreement that has not been resolved by mediation within 20 days of the initiation of such procedure or that has not been resolved prior to the termination of mediation, shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement. If a party to a dispute fails to participate in mediation, the others may initiate arbitration before expiration of the above period. If the amount of the claim asserted by the claimant in the arbitration exceeds $1,000,000, the parties agree that the American Arbitration Association Optional Procedures for Large, Complex Commercial Disputes will be applied to the dispute.

                  (ii) Arbitration shall be before a sole arbitrator if the disputing Parties agree on the selection of a sole arbitrator. If not, arbitration shall be before three independent and impartial arbitrators, all of whom shall be appointed by the American Arbitration Association in accordance with its rules.

                  (iii) The place of arbitration shall be Fort Worth, Texas.

                  (iv) Notwithstanding any other provision in this Agreement to the contrary, the parties expressly agree that the arbitrators shall have absolutely no authority to award consequential, incidental, special, treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Texas law, or any other laws, or under the Commercial Arbitration Rules or otherwise, unless such damages are a part of a third party claim for which a party is entitled to indemnification hereunder.

                  (v) The decision of, including the award (or lack thereof) granted by, the arbitrator(s) shall be either (i) the granting of the request of one party and the denial of the request of the other party, or (ii) vice versa; otherwise, the arbitrator(s) shall not be free to fashion their own award or other remedies. The arbitrators shall decide the dispute in compliance with the applicable substantive law and consistent with the provisions of the Agreement, including limits on damages. The award rendered by the arbitrator(s) shall be final and binding, and judgment upon the award may be entered by any court having jurisdiction thereof.

                  (vi) All matters relating to the enforceability of this arbitration agreement and any award rendered pursuant to this agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16. The arbitrator(s) shall apply the substantive law of the State of Texas, exclusive of any conflict of law rules.

                  (vii) Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or relating to this contract, unless to do so would be impossible or impracticable under the circumstances.

                  (viii) Any claim by any party shall be time-barred unless the asserting party commences an arbitration proceeding with respect to such claim within one year after the claim arose. All issues relating to the timeliness of claims shall be resolved by the arbitrator(s).

         (d) Attorneys Fees and Expenses. The fees and expenses of the arbitrators shall be borne equally by the parties. Each party shall pay its own costs and expenses in connection with the resolution of any dispute pursuant to this Agreement.

                                    ARTICLE 8
                               CERTAIN DEFINITIONS

         8.1 Certain Definitions. As used in this Agreement, each of the following terms has the meaning given it in this Article 8 or in the section and subsections referred to below:

         "ABV" has the meaning specified in the first paragraph of this Agreement.

         "Accredited Investor" shall have the meaning as defined in Rule 501 of Regulation D promulgated under the Securities Act.

         "Acquiror" has the meaning specified in the first paragraph of this Agreement.

         "Acquiror Indemnitees" has the meaning specified in Section 6.1 of this Agreement.

         "Additional Transaction Documents" means the Redemption Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Escrow Agreement, the Registration Rights Agreement, and all other documents and instruments executed in connection with this Agreement (including without limitation, pursuant to Sections 5.3 and 5.5).

         "Affiliate" has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

         "Agreement" has the meaning specified in the first paragraph of this Agreement.

         "AMS" has the meaning specified in the preamble of this Agreement.

         "Bill of Sale, Assignment and Assumption Agreement" means that certain Bill of Sale, Assignment and Assumption Agreement, dated of even date herewith between Approach Resources Inc. and Athanor Resources Inc.

         "Certificate of Merger" has the meaning specified in Section 1.1 of this Agreement.

         "Closing" has the meaning specified in Section 1.1 of this Agreement.

         "Closing Date" has the meaning specified in Section 1.2 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning specified in the first paragraph of this Agreement.

         "Company Bylaws" means the bylaws of Company in effect on the date hereof.

         "Company Certificate of Incorporation" means Company's Certificate of Incorporation as in effect on the date hereof.

         "Company Common Stock" means all of the issued and outstanding shares of common stock, $.01 par value, of Company.

         "Company Disclosure Schedule" has the meaning specified in the preamble of Article 4 of this Agreement.

         "Company Financial Statements" has the meaning specified in Section 4.7 of this Agreement.

         "Company Plans" has the meaning specified in Section 4.13 of this Agreement.

         "Company Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock.

         "Company Reserve Report" has the meaning specified in Section 4.28 of this Agreement.

         "Company Subsidiary" means any Subsidiary of the Company immediately before the Effective Time (specifically including the Spun-Off Subsidiaries).

         "Confidentiality Agreement" means that certain Confidentiality Agreement dated May 9, 2002, between Company and Acquiror.

         "Converted Securities" has the meaning specified in Section 2.1(a) of this Agreement.

         "Converted Security" has the meaning specified in Section 2.1(a) of this Agreement.

         "DGCL" has the meaning specified in Section 1.1 of this Agreement.

         "Effective Time" has the meaning specified in Section 1.1 of this Agreement.

         "Environmental Laws" means all local, state and federal environmental, health and safety laws, rules, ordinances and regulations in all jurisdictions in which Acquiror or the Company has done business or owned property, including, without limitation, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Clean Water Act, the Federal Clean Air Act, and the federal Occupational Safety and Health Act, as each is amended, and all statutes, regulations, ordinances, orders, permits or common law relating to the protection of employee and public health, welfare and the environment in connection with (i) the storage, treatment, handling, use, and disposal of chemicals and other hazardous materials and substances, (ii) the generation, treatment storage, transportation, disposal or other management of waste materials of any kind, and (iii) the protection of environmentally-sensitive areas.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder as from time to time in effect.

         "ERISA Affiliate" means any Person (whether or not incorporated) that is as of the Effective Time, or at any time within the six years preceding the Effective Time, would have been treated as a "single employer" with the Company under section 414(b), (c), (m), or (o) of the Code.

         "Exchange Act" has the meaning specified in Section 3.2(c) of this Agreement.

         "Governmental Entity" has the meaning specified in Section 3.2(c) of this Agreement.

         "Indemnified Person" has the meaning specified in Section 6.2 of this Agreement.

         "Indemnifying Party" has the meaning specified in Section 6.3(a) of this Agreement.

         "Law" means any federal, state, local, or foreign law, statute, ordinance, regulation, rule, code, decree, or other requirement or rule of law.

         "Leases" means fee mineral interests, oil, gas, and mineral leasehold interests and other leasehold interests, subleases, mineral servitudes, licenses, concessions, working interests, farm-out or farm-in rights, royalty, overriding royalty, and other non-working and carried interests, operating rights and other similar rights and interests owned by the Company or any Retained Subsidiary, including, without limitation, all right, title, and interest of the Company or any Retained Subsidiary in all pooled or unitized areas in which any of the above described interests are included, to the extent that such rights and interests arise from and are associated with the above described interests or the wells associated with the above described interests, and all right, title, and interest owned by the Company or any Retained Subsidiary in, under or derived from all or any presently existing unitization, pooling, operating, communitization, or other agreements, whether voluntary or involuntary, or formed under any Law or order of any Governmental Entity.

         "Liens" means any liens, encumbrances, security interests, equities, preemptive rights, voting trusts, stockholder agreements, and adverse claims whatsoever.

         "Material Adverse Effect" means as to Acquiror or Merger Sub, a material adverse effect on (i) the business, operations, assets, condition (financial or otherwise), or results of operations of such Person and its Subsidiaries, taken as a whole, (ii) the ability of such Person to perform its obligations under this Agreement or (iii) the ability of such Person to consummate the Merger and the other transactions contemplated hereby and thereby; provided, however, that effects relating to (a) the economy in general,
(b) changes in oil, gas, or other hydrocarbon commodity prices or other changes affecting the oil and gas industry generally, or (c) the announcement of the transactions contemplated hereby, will not be deemed to constitute a Material Adverse Effect or be considered in determining whether a Material Adverse Effect has occurred.

         "Merger" has the meaning given in the preamble.

         "Merger Consideration" has the meaning specified in Section 2.1 of this Agreement.

         "Merger Sub" has the meaning specified in the first paragraph of this Agreement.

         "Oil and Gas Properties" means the Leases and the other properties or interests described in the Company Reserve Report, which includes all: (i) oil and gas leases, oil, gas, and casinghead gas leases, oil, gas, and mineral leases and other leaseholds, as well as any subleases of any of the foregoing, fee or term mineral interests, royalty interests, overriding royalty interests, net profit interests, carried interests, and other mineral properties and interests and the lands and production covered thereby; and (ii) any pooled units or units which include all or a part of any land referred to above, including without limitation all right, title and interest in production from any such unit, whether such unit production comes from wells located on or off of the lands. The term "Oil and Gas Properties" will also mean and include: (a) all oil, gas, water, or injection wells located on the properties described above, (b) interests under or derived from all contracts, agreements, and instruments applicable to the properties described above, including, but not limited to, interests or rights created under or by virtue of operating agreements, gathering agreements, marketing agreements, transportation agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, and farmin and farmout agreements; (c) easements, permits, licenses, servitudes, rights-of-way, surface leases, and other surface rights appurtenant to, and used or held for use to the extent applicable to the properties described above; (d) equipment, machinery, fixtures, and other tangible personal property and improvements located on the properties described above or maintained in yards or warehouses, and useful, used, or obtained in connection for use with the production of hydrocarbons from the properties described above; and (e) all software, communications hardware, or other personal property owned (together with any and all associated licenses, agreements, and contracts permitting the use thereof), held for use or otherwise used in the monitoring, transmission, or production of hydrocarbons from the properties described above. The "net revenue interests" and "working interests" described in the Company Reserve Report will be a part of the definition of "Oil and Gas Properties."

         "Parent" has the meaning specified in the first paragraph of this Agreement.

         "Parent Certificate of Incorporation" means Parent's Certificate of Incorporation as in effect on the date hereof.

         "Parent Shares" has the meaning specified in Section 2.1(a) of this Agreement.

         "Permitted Encumbrances" means (i) the matters described in Section
4.16 of the Company Disclosure Schedule, (ii) operators' liens and statutory liens for taxes, assessments, labor, and materials, where payment is not due (or that, if delinquent, are being contested in good faith); (iii) joint operating agreements, unit agreements, unitization and pooling designations and declarations, processing agreements, and gas, oil, and liquids purchase, sale, and exchange agreements that are not terminable without penalty on 30 days or less notice, in each case, if such agreements, designations, or declarations do not operate (without regard to any non-consent penalties in respect of which the Company or any Retained Subsidiary is the beneficiary) to increase the working interests of the Company and the Retained Subsidiaries in the Oil and Gas Properties above the working interests set forth in the Company Reserve Report without a corresponding increase in net revenue interests or reduce the net revenue interests of the Company and the Retained Subsidiaries in the Oil and Gas Properties below the net revenue interests set forth in the Company Reserve Report without a corresponding increase in the working interests; (iv) statutory or regulatory authority of Governmental Entities; (v) easements, surface leases and rights, plat restrictions, pipelines, grazing, logging, canals, ditches, reservoirs, telephone lines, power lines, railways, and similar encumbrances that do not interfere with the Company's or any Retained Subsidiary's operation;
(vi) consents to assignment and preferential purchase rights that are not applicable to the transactions contemplated hereby or with respect to which consents or waivers are obtained from the appropriate Person or the appropriate time period for asserting the rights has expired without an exercise of such rights; and (vii) irregularities in the chain of title that, because of remoteness in or passage of time, statutory cure periods, or other similar reasons, have not affected or interrupted, and are not reasonably expected to affect or interrupt, the claimed ownership of the party or the receipt of production revenues from the properties affected thereby.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock Designations" means, collectively, the Series A Preferred Stock Designation and the Series B Preferred Stock Designation.

         "Redemption Agreement" means that certain Redemption Agreement, dated of even date herewith among ABV, AMS, the Company, and the Company's Stockholders.

         "Registration Rights Agreement" has the meaning specified in Section
5.9 of this Agreement.

         "Retained Subsidiary" means any Company Subsidiary as of the Effective Time, other than a Spun-Off Subsidiary.

         "Rights Agreement" means that certain agreement between Parent and Bank of New York, as rights agent, dated March 5, 1997.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Series A Preferred Stock" means Company's Series A Convertible Preferred Stock containing the rights and preferences set forth in, and issued pursuant to, the Series A Preferred Stock Designation.

         "Series A Preferred Stock Designation" means the Amended and Restated Certificate of the Designations, Powers, Preferences, and Rights of the Series A Convertible Preferred Stock filed with the Delaware Secretary of State on or about September 12, 2002, setting forth the rights and preferences of the Series A Preferred Stock.

         "Series B Preferred Stock" means Company's Series B Convertible Preferred Stock containing the rights and preferences set forth in, and issued pursuant to, the Series B Preferred Stock Designation.

         "Series B Preferred Stock Designation" means the Amended and Restated Certificate of the Designations, Powers, Preferences, and Rights of the Series B Convertible Preferred Stock filed with the Delaware Secretary of State on or about September 12, 2002, setting forth the rights and preferences of the Series B Preferred Stock.

         "Spin-Off" means the distribution by the Company of all the capital stock of ABV to the Stockholders in redemption of Company Common Stock.

         "Stockholder Indemnitees" has the meaning specified in Section 6.2 of this Agreement.

         "Spun-Off Subsidiaries" has the meaning specified in the preamble of this Agreement.

         "Stockholders" has the meaning specified in the first paragraph of this Agreement.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by that Person and any Subsidiaries of that Person. The term Subsidiary will include Subsidiaries of Subsidiaries (and so on).

         "Surviving Entity" has the meaning specified in Section 1.3 of this Agreement.

         "Tax" or "Taxes" means all taxes, including income tax, provincial tax, state tax, surtax, remittance tax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, value added tax, capital gains tax, withholding tax and any gross receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, sales tax, goods and services tax, Transfer Tax, use tax, excise tax, premium tax, customs duties, stamp tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, social security, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, and any similar tax imposed by any Tax Authority together with any interest, fine or penalty, or addition thereto.

         "Tax Authority" means the Internal Revenue Service of the United States and any other federal, state, provincial, local, domestic or foreign governmental authority responsible for the administration of any Taxes.

         "Tax Return" means any return, form, declaration of estimated tax, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third-Party Claims" has the meaning specified in Section 6.3(b) of this Agreement.

         "Title IV Plan" means a Plan subject to section 302 or Title IV of ERISA or section 412 of the Code.

         "Transfer Tax" means any liability, obligation or commitment for transfer, documentary, sales, use, registration, value-added and other similar taxes (including all applicable real estate transfer taxes and real property transfer gains taxes) and related amounts (including any interest, fine or penalty, or addition thereto).

         "Treasury Regulations" means the regulations promulgated under the Internal Revenue Code by the United States Department of the Treasury.

         "Tunisia" has the meaning specified in the preamble of this Agreement.

         "WARN" means the federal Worker Adjustment and Retraining Notification Act, as amended and regulations promulgated thereunder or any similar applicable state law.


                            [SIGNATURE PAGES FOLLOW]

         Executed as of the date first written above.

                                    ACQUIROR:

                                    NUEVO ENERGY COMPANY


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    MERGER SUB:

                                    NUEVO TEXAS INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    COMPANY:

                                    ATHANOR RESOURCES INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    SPUN-OFF SUBSIDIARY:

                                    ATHANOR B.V.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    STOCKHOLDERS:

                                    Yorktown Energy Partners III, L.P.,
                  `                 By its General Partner,
                                    Yorktown III Company LLC,

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    Yorktown Energy Partners IV, L.P.
                                    By its General Partner,
                                    Yorktown IV Company LLC

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    Yorktown Partners LLC

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    SAFIC S.A.

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    -------------------------------------------
                                    Charles de Mestral


                                    -------------------------------------------
                                    J. Ross Craft

                                    Montana Oil and Gas, Ltd.
                                    By its General Partner,
                                    Glendive Management, LLC

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    -------------------------------------------
                                    David A. Badley


                                    -------------------------------------------
                                    James S. Scott


                                    -------------------------------------------
                                    Glenn Reed


                                    -------------------------------------------
                                    Doug Allison


                                    -------------------------------------------
                                    Mohamed Yaich



Solely for the purposes of making the
representations, warranties and covenants contained in Section 7.9 hereof:


STOCKHOLDER AGENT(s):


-----------------------------------------


-----------------------------------------